As filed with the Securities and Exchange Commission on November 23, 2007
Registration No. 333-135163
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 3 to
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Citigroup Inc.	Delaware	52-1568099
Citigroup Capital XX	Delaware	51-0633093
Citigroup Capital XXI	Delaware	51-0633092
Citigroup Capital XXII	Delaware	51-0633090
Citigroup Capital XXIII	Delaware	Applied For
Citigroup Capital XXIV	Delaware	Applied For
Citigroup Capital XXV	Delaware	Applied For
Citigroup Capital XXVI	Delaware	Applied For
Citigroup Capital XXVII	Delaware	Applied For
Citigroup Capital XXVIII	Delaware	Applied For
Citigroup Capital XXIX	Delaware	Applied For
Citigroup Capital XXX	Delaware	Applied For
Citigroup Capital XXXI	Delaware	Applied For
Citigroup Capital XXXII	Delaware	Applied For
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Numbers)

399 Park Avenue
New York, NY 10043
(212) 559-1000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Michael S. Zuckert, Esq.
General Counsel, Finance and Capital Markets
Citigroup Inc.
425 Park Avenue
New York, NY 10043
(212) 559-1000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Gregory A. Fernicola, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036-6522 (212) 735-3000	Jeffrey D. Karpf, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000

Approximate date of commencement of proposed sale of the securities to the public:  At such time (from time to time) as agreed upon by Citigroup Inc. and the Underwriters in light of market conditions.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

	Amount to be Registered/
Title of Each Class of	Proposed Maximum Offering Price Per Unit/	Amount of
Securities to be Registered	Proposed Maximum Offering Price(1)(2)	Registration Fee(1)
Enhanced Trust Preferred Securities of the Trusts		$0
Junior Subordinated Debt Securities		$0
Guarantees of Capital Securities of the Trusts and Certain Back-Up Obligations		$0

(1)	An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of all the registration fee. In connection with the securities offered hereby, the Registrants will pay “pay-as-you-go registration fees” in accordance with Rule 456(b).
(2)	Includes an unspecified number of securities that may be offered or sold by affiliates of the Registrants in market-making transactions.

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell, nor does it seek an offer to buy securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 23, 2007
PROSPECTUS
000,000 Capital Securities

Citigroup Capital

% Enhanced Trust Preferred Securities (Enhanced TRUPS®)
$ Liquidation Amount
Guaranteed to the extent set forth herein by
Citigroup Inc.

A brief description of the  % Enhanced Trust Preferred Securities (Enhanced TRUPS® or “capital securities”) can be found under “Summary Information — Q&A” in this prospectus.

Application will be made to list the  % capital securities on the New York Stock Exchange. If approved for listing, Citigroup expects the     % capital securities will begin trading on the New York Stock Exchange within 30 days after they are first issued.

Some or all of the capital securities may be redeemed at any time on or after          , 20  . In addition, the capital securities may be redeemed, in whole or in part, at any time if certain changes in tax, investment company or bank regulatory law or interpretation occur and certain other conditions are satisfied.

You are urged to carefully read the “Risk Factors” section beginning on page 8, where specific risks associated with these  % capital securities are described, along with the other information in this prospectus before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are not deposits or savings accounts. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

	Per Capital
	Security	Total

Public offering price	$		$(1)
Underwriting commissions to be paid by Citigroup Inc.	$(2)		$(2)
Proceeds to Citigroup Capital	$	$

(1)	The underwriters also may purchase up to an additional capital securities at the public offering price within 30 days of the date of this prospectus in order to cover over-allotments, if any.

(2)	Underwriting commissions of $ per capital security will be paid by Citigroup Inc.; provided, however, that for sales to certain institutions, the commissions will be $ per capital security.

Citigroup expects that the  % capital securities will be ready for delivery in book-entry form only through The Depository Trust Company on or about          , 20  .

TRUPS® is a registered service mark of Citigroup Global Markets Inc. Citigroup Global Markets Inc. has applied for patent protection for the Enhanced TRUPS® structure described in this prospectus.

          , 20

Page

SUMMARY INFORMATION — Q&A	1
RATIO OF INCOME TO FIXED CHARGES AND RATIO OF INCOME TO COMBINED FIXED CHARGES INCLUDING PREFERRED STOCK DIVIDENDS	7
RISK FACTORS	8
WHERE YOU CAN FIND MORE INFORMATION	13
FORWARD-LOOKING STATEMENTS	14
CITIGROUP INC	14
USE OF PROCEEDS	15
DESCRIPTION OF THE CAPITAL SECURITIES	16
DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES	29
DESCRIPTION OF GUARANTEE	45
EFFECT OF OBLIGATIONS UNDER THE JUNIOR SUBORDINATED DEBT SECURITIES AND THE GUARANTEE	48
CERTAIN TERMS OF THE CAPITAL REPLACEMENT COVENANT	50
UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	51
ERISA CONSIDERATIONS	55
UNDERWRITING	57
LEGAL MATTERS	59
EXPERTS	59
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i

SUMMARY INFORMATION — Q&A

This summary provides a brief overview of the key aspects of Citigroup, Citigroup Capital and the  % capital securities. You should carefully read this prospectus to understand fully the terms of the capital securities as well as the tax and other considerations that are important to you in making a decision about whether to invest in the capital securities. You should pay special attention to the “Risk Factors” section beginning on page 8 of this prospectus to determine whether an investment in the capital securities is appropriate for you.

What Are the Capital Securities?

Each capital security represents an undivided beneficial interest in the assets of Citigroup Capital. Each capital security will entitle the holder to receive quarterly cash distributions as described in this prospectus. Citigroup Capital is offering           capital securities at a price of $      for each capital security.

Who Is Citigroup Capital?

Citigroup Capital (referred to in this prospectus as “Citigroup Capital” or the “trust”) is a Delaware statutory trust. Its principal place of business is c/o Citigroup Inc., 399 Park Avenue, New York, NY 10043, and its telephone number is (212) 559-1000.

All of the common securities of Citigroup Capital will be owned by Citigroup Inc. Citigroup Capital will use the proceeds from the sale of the capital securities and the common securities to buy a series of  % junior subordinated deferrable interest debentures due          , 20  (referred to in this prospectus as the “junior subordinated debt securities”) from Citigroup with the same financial terms as the capital securities.

Who Is Citigroup Inc.?

Citigroup is a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers. Citigroup has more than 200 million customer accounts and does business in more than 100 countries. Citigroup’s activities are conducted through the Global Consumer Group, Markets & Banking, Global Wealth Management and Alternative Investments business segments. Citigroup’s principal subsidiaries are Citibank, N.A., Citigroup Global Markets Inc. and Grupo Financiero Banamex, S.A. de C.V., each of which is a wholly-owned, indirect subsidiary of Citigroup. Citigroup was incorporated in 1988 under the laws of the State of Delaware as a corporation with perpetual duration. Citigroup is the issuer of the junior subordinated debt securities.

Citigroup’s principal executive office is at 399 Park Avenue, New York, NY 10043, and its telephone number is (212) 559-1000.

When Will You Receive Distributions on the Capital Securities?

Citigroup Capital’s only source of cash to make payments on the capital securities are payments on the junior subordinated debt securities it purchases from Citigroup.

If you purchase the capital securities, you are entitled to receive cumulative cash distributions at an annual rate of  % of the liquidation amount of $      per capital security. Distributions will accumulate from the date Citigroup Capital issues the capital securities and will be paid quarterly in arrears on          ,          ,          , and           of each year, beginning          , 20  .

When Will Payment of Your Distributions Be Deferred?

If Citigroup defers interest payments on the junior subordinated debt securities, Citigroup Capital will defer distributions on the capital securities. A deferral may extend for up to 40 consecutive quarterly periods (10 years) without causing an event of default and acceleration on the junior subordinated debt securities. A deferral of distributions cannot extend, however, beyond the maturity date of          , 20  .

What Are the Consequences of an Extension Period?

During any period in which Citigroup defers interest on the junior subordinated debt securities, which is referred to as an extension period, except as described on page 34, Citigroup will not, and will not permit its subsidiaries, to:

•	declare or pay a dividend or make any distributions on its capital stock or redeem, purchase, acquire or make a liquidation payment on any of its capital stock, or make any guarantee payments relating to the foregoing; or

•	make an interest, principal or premium payment on, or purchase or redeem, any of its debt securities or guarantees that rank equal with or junior to the junior subordinated debt securities.

In addition, if any extension period lasts longer than one year, unless required to do so by the Federal Reserve and subject to certain exceptions, Citigroup will not, and will not permit its subsidiaries, to purchase any of its common stock for a one-year period following the payment of all deferred interest pursuant to the alternative payment mechanism described in “Description of the Junior Subordinated Debt Securities — Alternative Payment Mechanism” on page 35.

What Source of Funds May Citigroup Use to Pay Deferred Interest?

Citigroup may only use the net proceeds from the sale by it or by any of its subsidiaries of shares of its common stock and/or qualified warrants, which we refer to as the new equity amount, to pay deferred interest on the junior subordinated debt securities, provided that the use of other sources of funds to pay interest payments would not, by itself, be an event of default and acceleration under the indenture that would permit the trust or the holders of capital securities to accelerate the junior subordinated debt securities.

Notwithstanding the above, if a supervisory event (as defined herein) has occurred and is continuing, Citigroup may pay deferred interest with cash from any source, but Citigroup is not obligated to do so. Additionally, on the maturity date of the junior subordinated debt securities, or in the case of an event of default and acceleration under the indenture, Citigroup may pay accrued and unpaid interest without regard to the source of funds. See “Description of the Junior Subordinated Debt Securities — Alternative Payment Mechanism” on page 35 for further details, including the definition of “new equity amount,” “APM maximum obligation,” “share cap amount” and “supervisory event.”

When Is Citigroup Obligated to Sell Equity to Pay Deferred Interest?

If an extension period continues beyond the fifth anniversary of the commencement thereof, or if Citigroup pays current interest earlier than the fifth anniversary of the commencement of such extension period, Citigroup will thereafter be obligated to continuously use its commercially reasonable efforts to sell shares of its common stock and, as promptly as practicable after such sale, to apply the net proceeds from such sale to pay deferred interest on the junior subordinated debt securities until all deferred interest is paid in full; provided, however that a violation by Citigroup of its obligation to do so would not, by itself, be an event of default and acceleration under the indenture that would permit the trust or the holders of capital securities to accelerate the junior subordinated debt securities. Citigroup is not required to sell shares in excess of the APM maximum obligation and is not permitted to sell shares in an amount in excess of the then current share cap amount.

The “APM maximum obligation” is the maximum amount of proceeds from the sale of shares of common stock and/or qualified warrants that Citigroup is obligated to raise to pay deferred interest prior to the fifth anniversary of the commencement of an extension period. Once the APM maximum obligation is reached, Citigroup is excused from using its commercially reasonable efforts to sell its common stock and apply the proceeds to pay deferred interest until the date which is five years following the commencement of the extension period, at which time the APM maximum obligation is no longer applicable. The “share cap amount” will initially equal million shares of Citigroup’s common stock. Citigroup is obligated to increase the share cap amount if such increase is necessary to allow Citigroup to sell sufficient shares to satisfy Citigroup’s obligations to pay deferred interest; provided that Citigroup will not be obligated under the indenture to

increase the share cap amount above      million shares. See “Description of the Junior Subordinated Debt Securities — Alternative Payment Mechanism” on page 34.

Notwithstanding the above, Citigroup has no obligation to sell shares of its common stock during a market disruption event and has no obligation either to sell shares of its common stock or to apply the net proceeds of such sale to pay deferred interest during a supervisory event. During a supervisory event, Citigroup may, at its option, choose to pay deferred interest using cash from any source (including from the sale of preferred stock), but Citigroup is not obligated to do so. See “Description of the Junior Subordinated Debt Securities — Alternative Payment Mechanism” on page 35.

Citigroup has no obligation, under any circumstances, to sell qualified warrants or to apply the proceeds of such sale to pay deferred interest, but may do so, at its option.

Does Citigroup Need Regulatory Approval to Pay Deferred Interest?

The indenture provides that Citigroup may only pay deferred interest with the proceeds of the sale by it of shares of its common stock and/or qualified warrants, except in limited circumstances. The indenture further provides that Citigroup is obligated to notify the Federal Reserve of its intention to sell shares of its common stock or qualified warrants and apply the proceeds to pay deferred interest, and that Citigroup may only sell such securities and apply the proceeds to pay deferred interest if the Federal Reserve does not disapprove of such actions within 10 business days (or such longer period as may be required by Federal Reserve order or by other supervisory action) from the date of such notice.

What Is a Market Disruption Event?

A market disruption event is any one of a list of events the occurrence and continuation of which excuses Citigroup from its obligation to continuously use commercially reasonable efforts to sell shares of its common stock. You can find a complete list of market disruption events in “Description of the Junior Subordinated Debt Securities — Alternative Payment Mechanism” on page 35.

What Is a Supervisory Event?

A supervisory event shall occur if Citigroup notifies the Federal Reserve of its intention to sell shares of its common stock and use the proceeds of such sale to pay deferred interest on the junior subordinated debt securities, and the Federal Reserve disapproves of either of such actions. See “Description of the Junior Subordinated Debt Securities — Alternative Payment Mechanism” on page 35 for a complete description of a supervisory event. The occurrence and continuation of a supervisory event will excuse Citigroup from its obligation under the alternative payment mechanism to continuously use commercially reasonable efforts to sell shares of its common stock and to apply the net proceeds of such sale to pay deferred interest on the junior subordinated debt securities. During the occurrence and continuation of a supervisory event, Citigroup will be permitted to pay deferred interest using cash from any source (including from the sale of preferred stock) without breaching its obligations under the indenture, but is not obligated to do so.

When Will the Junior Subordinated Debt Securities Mature?

The junior subordinated debt securities will mature on          , 20  . See “Description of the Junior Subordinated Debt Securities — General” on page 29.

When Can Citigroup Capital Redeem the Capital Securities?

Citigroup Capital will redeem the outstanding capital securities on the dates and to the extent the junior subordinated debt securities are redeemed. Thus, the capital securities may be redeemed, in whole or in part, at the option of Citigroup on one or more occasions any time on or after          , 20  . See “Risk Factors — You Should Not Rely on the Distributions from the Capital Securities Through Their Maturity Date — They May Be Redeemed at Citigroup’s Option” on page [9]. The capital securities also may be redeemed, in whole or in part, at any time if certain changes in tax, investment company or bank regulatory law or interpretations occur and certain other conditions are satisfied. Under current rules and regulations, Citigroup would need regulatory approval to redeem the capital securities prior to the maturity date of the junior subordinated debt securities. See “Risk Factors — You Should Not Rely on the Distributions from the Capital Securities Through Their Maturity Date — They May Be Redeemed at Any Time If Certain Changes in Tax, Investment Company or Bank Regulatory Law Occur” on page 9 and “Description of the Capital Securities — Special Event Redemption” on page 20. Any redemption of the junior subordinated debt securities prior to          , 20  will be subject to the terms of the capital replacement covenant. See “Risk Factors — Citigroup’s Right to Redeem the Junior Subordinated Debt Securities Is Limited by the Capital Replacement Covenant” on page 9.

Citigroup Capital must redeem all of the outstanding capital securities on          , 20 .

What Is the Capital Replacement Covenant?

Citigroup will covenant, for the benefit of certain holders of long-term indebtedness that is senior to the junior subordinated debt securities, that it will not repay, redeem or purchase, and it will cause its subsidiaries, including Citigroup Capital, not to repay, redeem or purchase the junior subordinated debt securities or the capital securities prior to          , 20  , unless:

•	during the 6 months prior to such repayment, redemption or purchase it has received net proceeds in the amounts specified in the capital replacement covenant from the sale of securities that have equity-like characteristics that are the same as or more equity-like than the applicable characteristics of the capital securities at the time of such repayment, redemption or purchase; and

•	Citigroup has obtained the prior concurrence or approval of the Federal Reserve prior to effecting such redemption, if such concurrence or approval is required by the Federal Reserve.

The term “repay” in this paragraph includes the defeasance by Citigroup of the junior subordinated debt securities as well as the satisfaction and discharge of its obligations under the indenture.

For a more detailed description of the capital replacement covenant see “Certain Terms of the Capital Replacement Covenant” on page 50.

Who Can Enforce the Capital Replacement Covenant?

Only the holders of the designated long-term indebtedness will have the right to enforce the capital replacement covenant. This means that you, as a holder of the capital securities, will have no right to enforce it and this covenant will not be a part of the indenture governing the junior subordinated debt securities or the declaration of trust of Citigroup Capital.

What Is Citigroup’s Guarantee of the Capital Securities?

Citigroup’s guarantee of the capital securities consists of:

•	its obligations to make payments on the junior subordinated debt securities;

•	its obligations under the capital securities guarantee; and

• its obligations under the amended and restated declaration of trust of Citigroup Capital, which sets forth the terms of Citigroup Capital.

Citigroup has irrevocably guaranteed that if funds are available to Citigroup Capital but, for any reason, Citigroup Capital does not make the distribution or redemption payment to the holders of the capital securities, then Citigroup will make the payments directly to the holders of the capital securities. The guarantee does not cover payments when Citigroup Capital does not have sufficient available funds to make payments on the capital securities.

Citigroup’s obligations under the guarantee are subordinated as described under “Description of the Guarantee — Status of the Guarantee” on page 47.

What Is the Anticipated U.S. Federal Income Tax Treatment of the Capital Securities?

In connection with the issuance of the capital securities, Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to Citigroup, will render its opinion that, while there is no authority directly on point and the issue is not free from doubt, the junior subordinated debt securities will be treated for United States federal income tax purposes as indebtedness of Citigroup. This opinion is subject to certain customary conditions. By investing in the capital securities, each beneficial owner of capital securities agrees to treat the junior subordinated debt securities as debt for U.S. federal income tax purposes.

Under that treatment, interest payments on the junior subordinated debt securities will be taxable to U.S. holders as ordinary interest income at the time that such payments are accrued or are received (in accordance with such holders’ method of tax accounting). If a deferral of an interest payment occurs, holders will be required to accrue income for U.S. federal income tax purposes in an amount equal to the accumulated interest on the junior subordinated debt securities, in the form of original issue discount, even though cash distributions are deferred and even though such holders may be cash basis taxpayers. See “United States Federal Income Tax Considerations.”

When Could the Junior Subordinated Debt Securities Be Distributed to You?

Citigroup has the right to dissolve Citigroup Capital at any time, subject to prior approval of the Federal Reserve, if required. If Citigroup terminates Citigroup Capital and does not cause the capital securities to be redeemed for cash (subject to the prior approval of the Federal Reserve and pursuant to the terms of the Capital Replacement Covenant), Citigroup Capital will redeem the capital securities by distributing the junior subordinated debt securities to holders of the capital securities and the common securities on a ratable basis. If the junior subordinated debt securities are distributed, Citigroup will use its best efforts to list the junior subordinated debt securities on the New York Stock Exchange (the “NYSE”) or any other exchange on which the capital securities are then listed.

Will the Capital Securities Be Listed on a Stock Exchange?

Application will be made to list the capital securities on the NYSE. If approved for listing, Citigroup Capital expects the capital securities will begin trading on the NYSE within 30 days after they are first issued.

Will Holders of the Capital Securities Have Any Voting Rights?

Generally, the holders of the capital securities will not have any voting rights. See “Description of the Capital Securities — Voting Rights” on page 23.

How Will the Junior Subordinated Debt Securities Rank?

Citigroup’s obligations under the junior subordinated debt securities and the guarantee will rank junior to all of Citigroup’s senior indebtedness (as defined on page 31), including junior subordinated debt securities issued under the “prior junior subordinated debt indentures” (as defined on page 31) in connection with the issuance of trust preferred securities and pari passu with Citigroup’s junior subordinated debt securities issued in connection with other enhanced trust preferred securities, trade accounts payable and other liabilities as described in “Description of the Junior Subordinated Debt Securities — Subordination” on page 30. This means that Citigroup cannot make any payments on the junior subordinated debt securities or the guarantee if it defaults on a payment of senior indebtedness and does not cure the default within the applicable grace period or if the senior indebtedness becomes immediately due because of a default and has not yet been paid in full. In addition, Citigroup’s obligations under the junior subordinated debt securities and the guarantee will be structurally subordinated to all existing and future liabilities of Citigroup’s subsidiaries.

Is the Amount of Deferred Interest You May Claim in Bankruptcy Limited?

If certain bankruptcy, liquidation or reorganization events occur with respect to Citigroup, the holders of the junior subordinated debt securities have no claim under the terms of the indenture for payment of deferred interest on the junior subordinated debt securities to the extent such deferred interest (including compounded interest) exceeds 25% of the then outstanding aggregate principal amount of the junior subordinated debt securities. See “Description of the Junior Subordinated Debt Securities — Limitation on Claims with Respect to Certain Deferred Interest Obligations” on page 31.

In What Form Will the Capital Securities Be Issued?

The capital securities will be represented by one or more global securities that will be deposited with and registered in the name of The Depository Trust Company or its nominee. This means that you will not receive a certificate for your capital securities and that your broker will maintain your position in the capital securities. Citigroup Capital expects that the capital securities will be ready for delivery through DTC on or about          , 20  .

RATIO OF INCOME TO FIXED CHARGES AND RATIO OF INCOME TO
COMBINED FIXED CHARGES INCLUDING PREFERRED STOCK DIVIDENDS

The following table shows (1) the consolidated ratio of income to fixed charges and (2) the consolidated ratio of income to combined fixed charges including preferred stock dividends of Citigroup, in each case for each of the five most recent fiscal years and for the nine months ended September 30, 2007.

	Nine Months Ended	Year Ended December 31,
	Sept 30, 2007	2006	2005	2004	2003	2002

Ratio of income to fixed charges (excluding interest on deposits)	1.50	1.82	2.25	2.65	3.42	2.52
Ratio of income to fixed charges (including interest on deposits)	1.32	1.52	1.79	2.01	2.43	1.90
Ratio of income to combined fixed charges including preferred stock dividends (excluding interest on deposits)	1.50	1.81	2.24	2.63	3.39	2.50
Ratio of income to combined fixed charges including preferred stock dividends (including interest on deposits)	1.32	1.51	1.79	2.00	2.41	1.89

RISK FACTORS

Your investment in the capital securities will involve several risks. You should carefully consider the following discussion of risks, and the other information in this prospectus, before deciding whether an investment in the capital securities is suitable for you.

Citigroup Is Not Required to Pay You Under the Guarantee and the Junior Subordinated Debt Securities Unless It First Makes Other Required Payments.

Citigroup’s obligations under the junior subordinated debt securities and the guarantee will rank junior to all of Citigroup’s senior indebtedness as described on page 31. This means that Citigroup cannot make any payments on the junior subordinated debt securities or the guarantee if it defaults on a payment of senior indebtedness and does not cure the default within the applicable grace period or if the senior indebtedness becomes immediately due because of a default and has not yet been paid in full.

In the event of the bankruptcy, liquidation or dissolution of Citigroup, its assets would be available to pay obligations under the junior subordinated debt securities and the guarantee only after Citigroup made all payments on its senior indebtedness.

In addition, Citigroup’s obligations under the junior subordinated debt securities and the guarantee will be “structurally subordinated” to all existing and future liabilities of Citigroup’s subsidiaries. This means that in the event of an insolvency, liquidation, bankruptcy or other reorganization of any subsidiary, holders of the junior subordinated debt securities will be creditors of Citigroup only and will have no direct claim against any such subsidiary but may only recover by virtue of Citigroup’s equity interest. As a result, all existing and future liabilities of Citigroup’s subsidiaries, including claims of lessors under capital and operating leases, trade creditors and holders of preferred stock of such subsidiaries have the right to be satisfied in full prior to receipt by Citigroup of any payment as a stockholder of its subsidiaries.

None of the capital securities, the junior subordinated debt securities or the guarantee limit the ability of Citigroup and its subsidiaries to incur additional indebtedness, including indebtedness that ranks senior in priority of payment to the junior subordinated debt securities and the guarantee. See “Description of Guarantee — Status of the Guarantee” and “Description of the Junior Subordinated Debt Securities — Subordination” on pages 48 and 31, respectively.

Citigroup Is Not Required to Pay You Under the Guarantee If Citigroup Capital Does Not Have Cash Available.

The ability of Citigroup Capital to make payments on the capital securities is solely dependent upon Citigroup making the related payments on the junior subordinated debt securities when due.

If Citigroup defaults on its obligations to make payments on the junior subordinated debt securities, Citigroup Capital will not have sufficient funds available to make payments on the capital securities. In those circumstances, you will not be able to rely upon the guarantee for payment of these amounts. Your options if this happens are discussed on page 17.

Deferral of Distributions Would Have Adverse Tax Consequences for You and May Adversely Affect the Trading Price of the Capital Securities.

If distributions on the capital securities are deferred, you will be required to recognize interest income for United States federal income tax purposes in respect of your ratable share of the interest on the junior subordinated debt securities held by Citigroup Capital before you receive any cash distributions relating to this interest. In addition, you will not receive this cash if you sold the capital securities before the end of any extension period or before the record date relating to distributions that are paid.

Citigroup has no current intention of deferring interest payments on the junior subordinated debt securities and believes that such deferral is a remote possibility. However, if Citigroup exercises its right in the future, the capital securities may trade at a price that does not fully reflect the value of accrued but unpaid interest on the junior subordinated debt securities. If you sell the capital securities during an extension period, you may not receive the same return on investment as someone else who continues to hold the capital securities. In addition, the existence of Citigroup’s right to defer payments of interest on the junior subordinated debt securities may mean that the market price for the capital securities, which represent an undivided beneficial interest in the junior subordinated debt securities, may be more volatile than other securities that are not subject to such a deferral right.

See “United States Federal Income Tax Considerations” on page 52 for more information regarding the tax consequences of purchasing, holding and selling the capital securities.

You Should Not Rely on the Distributions from the Capital Securities Through Their Maturity Date — They May Be Redeemed at Citigroup’s Option.

The capital securities may be redeemed, in whole, at any time, or in part, from time to time, on or after          , 20   at a redemption price equal to $      per capital security plus any accrued and unpaid distributions to the redemption date. You should assume that this redemption option will be exercised if Citigroup is able to refinance at a lower interest rate or it is otherwise in the interest of Citigroup to redeem the junior subordinated debt securities. If the junior subordinated debt securities are redeemed, Citigroup Capital must redeem the capital securities and the common securities having an aggregate liquidation amount equal to the aggregate principal amount of junior subordinated debt securities to be redeemed. See “Description of the Capital Securities — Redemption of Trust Securities” and “Description of the Junior Subordinated Debt Securities — Optional Redemption” on pages 19 and 33, respectively.

You Should Not Rely on the Distributions from the Capital Securities Through Their Maturity Date — They May Be Redeemed at Any Time If Certain Changes in Tax, Investment Company or Bank Regulatory Law Occur.

If certain changes, which are more fully described below, in tax, investment company or bank regulatory law or interpretations occur and are continuing, and certain other conditions that are more fully described below are satisfied, the capital securities could be redeemed by Citigroup Capital within 90 days of the event at a redemption price equal to $      per security plus any accrued and unpaid distributions. See “Description of the Capital Securities — Special Event Redemption” and “Description of the Capital Securities — Distribution of the Junior Subordinated Debt Securities” on pages 19 and 20, respectively.

Citigroup’s Right to Redeem the Junior Subordinated Debt Securities Before the Maturity Date Is Limited by the Capital Replacement Covenant.

By their terms, the junior subordinated debt securities may be redeemed by Citigroup, in whole or in part, before the maturity date, on one or more occasions, on or after          , 20  or at any time if certain changes occur in tax or investment company laws and regulations or in the treatment of the capital securities as Tier 1 capital of Citigroup under the capital guidelines of the Federal Reserve. However, the capital replacement covenant, which is described under “Certain Terms of the Capital Replacement Covenant” on page 51, will limit Citigroup’s right to redeem the junior subordinated debt securities. In the capital replacement covenant, Citigroup will covenant, for the benefit of holders of a designated series of its indebtedness that ranks senior to the junior subordinated debt securities, that it will not redeem or purchase, and it will cause its subsidiaries, including Citigroup Capital, not to redeem or purchase junior subordinated debt securities or capital securities on or before          , 20  , unless during the 6-month period prior to redemption date, it has received proceeds from the sale of replacement capital securities.

Accordingly, there could be circumstances in which it would be in the interest of both you and Citigroup that some or all of the capital securities be redeemed, and sufficient cash is available for that purpose, but Citigroup will be restricted from doing so because it was not able to obtain proceeds from the sale of replacement capital securities.

The Indenture Limits Citigroup’s Source of Funds to Pay Deferred Interest to Proceeds of Common Stock or Qualified Warrant Sales, Except in Limited Circumstances.

The indenture provides that, except in limited circumstances, if Citigroup elects to defer interest payments on the junior subordinated debt securities, resulting in a corresponding deferral of distributions on the capital securities, Citigroup will be limited to paying deferred interest from the proceeds of sales of its common stock and/or, at its option, its qualified warrants unless the Federal Reserve has disapproved of such issuance or disapproved of the use of proceeds of such issuance to pay deferred interest. See “Description of the Junior Subordinated Debt Securities — Alternative Payment Mechanism” on page 34. Citigroup may not be able to sell sufficient shares of its common stock or qualified warrants to generate proceeds required to fund its deferred interest obligations, either within any particular time period or at all. Citigroup’s ability to market its common stock or qualified warrants will depend on a variety of factors both within and beyond its control, including its financial performance, the strength of the equity markets generally, the relative demand for stock of companies within its industry and dilution caused by prior stock offerings or issuances. Moreover, Citigroup may encounter difficulties in successfully marketing its common stock and qualified warrants, particularly during times when it is subject to the restrictions on dividends as a result of the deferral of interest. If Citigroup does not sell sufficient common stock or qualified warrants to fund deferred interest payments in these circumstances, it will not be permitted to pay deferred interest to Citigroup Capital and, accordingly, no payment of distributions may be made on the capital securities, even if Citigroup has cash available from other sources.

The Indenture Limits Citigroup’s Obligation to Raise Proceeds from the Sale of Common Stock or Qualified Warrants to Pay Deferred Interest During the First Five Years of an Extension Period.

During the first five years of an extension period, Citigroup has no obligation to pay deferred interest unless it pays current interest. Additionally, the indenture limits Citigroup’s obligation to raise proceeds from the sale of shares of common stock or qualified warrants to pay deferred interest prior to the fifth anniversary of the commencement of an extension period in excess of an amount referred to as the “APM maximum obligation.” Once Citigroup reaches the APM maximum obligation for an extension period, Citigroup will no longer be obligated to sell common stock or qualified warrants to pay deferred interest unless such deferral extends beyond the date which is five years following the commencement of the relevant extension period. Although Citigroup has the right to sell shares of common stock or qualified warrants in excess of the APM maximum obligation during an extension period, Citigroup has no obligation to do so. See “Description of the Junior Subordinated Debt Securities — Alternative Payment Mechanism” on page 34.

The Indenture Limits the Number of Shares of Common Stock that Citigroup May Sell to Pay Deferred Interest.

The indenture limits the amount of Citigroup common stock that Citigroup is permitted to sell to pay deferred interest to the then current share cap amount. See “Description of the Junior Subordinated Debt Securities — Alternative Payment Mechanism” on page 34. If the then current share cap amount equals million shares and the number of shares of Citigroup common stock that Citigroup needs to sell in order to pay deferred interest in full exceeds this share cap amount. Citigroup may continue to defer interest in excess of the proceeds of sales of Citigroup common stock up to the share cap amount. Such deferral will not constitute an event of default and acceleration unless it extends beyond the date which is ten years following the first interest payment date on which Citigroup deferred interest.

Citigroup Must Notify the Federal Reserve Before Paying Deferred Interest with Proceeds of Common Stock or Qualified Warrant Sales.

The indenture provides that Citigroup must notify the Federal Reserve (1) of the commencement of any extension period, (2) of the fifth anniversary of the commencement of an extension period that is continuing or earlier payment of current interest during an extension period, and (3) of its intention to sell shares of its common stock and/or qualified warrants and to apply the net proceeds of such sale to pay deferred interest at least 25 business days in advance of the payment date (or such longer period as may be required by Federal

Reserve order or other supervisory action). In addition, under the indenture, Citigroup may only sell its common stock or qualified warrants and apply the net proceeds of such sale to pay deferred interest on the junior subordinated debt securities if the Federal Reserve has not disapproved of either of these actions within 10 business days (or such longer period as may be required by Federal Reserve order or by other supervisory action) of the notice pursuant to clause (3) above or has withdrawn its prior disapproval.

Moreover, if Citigroup has notified the Federal Reserve of its intention to sell its common stock and apply the proceeds to pay deferred interest and the Federal Reserve has disapproved of either of these actions, such request and disapproval will constitute a supervisory event that will excuse Citigroup from its obligation to continuously use commercially reasonable efforts to sell its common stock and to apply proceeds from such sale to pay deferred interest on the junior subordinated debt securities.

The Federal Reserve May Permit Citigroup to Sell Stock While Prohibiting Citigroup from Paying Deferred Interest.

The occurrence and continuation of a supervisory event will excuse Citigroup from its obligation to continuously use commercially reasonable efforts to sell shares of its common stock and to apply the net proceeds of such sale to pay deferred interest on the junior subordinated debt securities. A supervisory event will exist at any time until the tenth anniversary of the commencement of any extension period if Citigroup has notified the Federal Reserve of its intention both (1) to sell shares of its common stock and (2) to apply the net proceeds of such sale to pay deferred interest on the junior subordinated debt securities and the Federal Reserve has disapproved of either of these actions. Because a supervisory event will exist if the Federal Reserve disapproves of either of these actions, the Federal Reserve will be able, without triggering a default under the indenture, to permit Citigroup to sell shares of its common stock but to prohibit Citigroup from applying the proceeds to pay deferred interest on the junior subordinated debt securities.

If You Waive Citigroup’s Covenants to Pay Deferred Interest Only with Proceeds from the Sale of Common Stock or Qualified Warrants, Citigroup’s Credit Rating May Be Negatively Affected.

The indenture contains covenants that permit Citigroup to pay deferred interest only with proceeds from the sale of its common stock or qualified warrants, except in limited circumstances. These covenants may be amended, and compliance with these covenants may be waived, solely by the holders of a majority of the liquidation amount of outstanding capital securities, and no holder of Citigroup’s senior indebtedness will have the right to enforce these covenants. Although, in the short term, you may have an economic incentive to waive these covenants in order to receive deferred interest, if such covenants are waived and Citigroup pays deferred interest with funds received from any other source, its credit rating may be negatively affected. A negative effect on Citigroup’s credit rating may have an adverse effect on its business or financial condition, which in turn could have an adverse effect on its ability to pay future interest on the junior subordinated debt securities.

Upon the Occurrence of Certain Bankruptcy, Liquidation and Reorganization Events with Respect to Citigroup, Amounts Attributable to Deferred and Unpaid Interest May Be Limited.

If certain bankruptcy, liquidation or reorganization events occur with respect to Citigroup, the holders of the junior subordinated debt securities have no claim under the terms of the indenture for payment of deferred interest on the junior subordinated debt securities to the extent such deferred interest (including compounded interest) exceeds 25% of the then outstanding aggregate principal amount of the junior subordinated debt securities. See “Description of the Junior Subordinated Debt Securities — Limitation on Claims with Respect to Certain Deferred Interest Obligations” on page 31.

There Could Be an Adverse Tax Consequence to You If Citigroup Terminates Citigroup Capital and Distributes Junior Subordinated Debt Securities to Holders.

Citigroup has the right to terminate Citigroup Capital at any time, so long as it obtains any required regulatory approval. If Citigroup decides to exercise its right to terminate Citigroup Capital and does not cause the capital securities to be redeemed for cash (subject to the prior approval of the Federal Reserve and pursuant to the terms of the Capital Replacement Covenant), Citigroup Capital will redeem the capital securities and common securities by distributing the junior subordinated debt securities to holders of the capital securities and common securities on a ratable basis.

Under current United States federal income tax law, a distribution of junior subordinated debt securities to you on the dissolution of Citigroup Capital would not be a taxable event to you. However, if Citigroup Capital is characterized for United States federal income tax purposes as an association taxable as a corporation at the time it is dissolved or if there is a change in law, the distribution of junior subordinated debt securities may be a taxable event to you.

The Federal Reserve May Restrict the Ability of Citigroup Capital to Make Distributions on or Redeem the Capital Securities.

The Federal Reserve will have the right to supervise Citigroup Capital and its activities because it is a subsidiary of Citigroup. Under certain circumstances, including any determination that Citigroup’s relationship to Citigroup Capital would result in an unsafe and unsound banking practice, the Federal Reserve has the authority to issue orders that could restrict the ability of Citigroup Capital to make distributions on or to redeem the capital securities.

There Can Be No Assurance as to the Market Prices for the Capital Securities or the Junior Subordinated Debt Securities; Therefore, You May Suffer a Loss.

Citigroup Capital and Citigroup cannot give you any assurance as to the market prices for the capital securities or the junior subordinated debt securities that may be distributed in exchange for capital securities. Accordingly, the capital securities that an investor may purchase, whether pursuant to the offer made by this prospectus or in the secondary market, or the junior subordinated debt securities that a holder of capital securities may receive in exchange for capital securities, may trade at a discount to the price that the investor paid to purchase the capital securities. As a result of the right to defer payments on the capital securities, the market price of the capital securities may be more volatile than the market prices of other securities that are not subject to such a deferral right.

There May Be No Market for the Junior Subordinated Debt Securities If Citigroup Capital Distributes Them to You.

Although Citigroup will use its best efforts to list the junior subordinated debt securities on the NYSE, or any other exchange on which the capital securities are then listed, if they are distributed, Citigroup cannot assure you that the junior subordinated debt securities will be approved for listing or that a trading market will exist for those securities.

Because You Have Limited Voting Rights, You Cannot Prevent the Citigroup Capital Trustees from Taking Actions You May Not Agree With.

You will have limited voting rights. In particular, except for the limited exceptions described below, only Citigroup can elect or remove any of the Citigroup Capital trustees. See “Description of the Capital Securities — Voting Rights” on page 23.

You Have Limited Remedies for Defaults Under the Indenture.

Although various events may constitute defaults under the indenture, a default that is not an “event of default and acceleration” will not trigger the acceleration of principal and interest on the junior subordinated debt securities. Such acceleration of principal and interest will occur only upon Citigroup’s failure to pay in full all interest accrued upon the conclusion of an extension period of 40 quarters (10 years) or as a result of specified events of bankruptcy, insolvency, or reorganization of Citigroup. See “Description of the Junior Subordinated Debt Securities — Indenture Events of Default and Acceleration” on page 39.

WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act of 1933, Citigroup and Citigroup Capital filed a registration statement (No. 333-135163) relating to the securities offered by this prospectus with the Securities and Exchange Commission. This prospectus is a part of that registration statement, which includes additional information. Citigroup has filed the exhibits discussed in this prospectus with the registration statement, and you should read the exhibits carefully for provisions that may be important to you.

Citigroup files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document Citigroup files at the SEC’s public reference room in Washington, D.C. You can also request copies of these documents, upon payment of a duplicating fee, by writing to the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov.

The SEC allows Citigroup to “incorporate by reference” the information it files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that Citigroup files with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. Citigroup incorporates by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (File No. 1-09924):

(a) Annual Report on Form 10-K for the year ended December 31, 2006;

(b) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2007, June 30, 2007 and September 30, 2007; and

(c) Current Reports on Form 8-K filed on January 9, 2007, January 19, 2007 (excluding Item 2.02 Current Report on Form 8-K filed on that date), February 2, 2007, February 7, 2007, February 12, 2007, February 16, 2007, February 27, 2007, March 1, 2007, March 6, 2007, March 7, 2007, March 8, 2007, March 15, 2007, March 19, 2007, April 17, 2007, April 27, 2007, May 25, 2007, May 29, 2007, May 31, 2007, June 29, 2007, July 2, 2007, July 24, 2007, August 8, 2007, August 13, 2007, August 15, 2007, August 16, 2007, August 17, 2007, August 27, 2007, September 18, 2007, October 1, 2007, October 2, 2007, October 19, 2007, October 23, 2007, October 26, 2007, October 31, 2007, November 5, 2007, November 8, 2007 and November 9, 2007.

All documents Citigroup files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and (2) the date the broker-dealer subsidiaries of Citigroup stop offering securities pursuant to this prospectus shall be incorporated by reference in this prospectus from the date of filing of such documents.

You may request a copy of these filings, at no cost, by writing or telephoning Citigroup at the following address:

Citigroup Document Services
140 58th Street, Suite 7i
Brooklyn, NY 11220
(877) 936-2737 (toll free)
(718) 765-6514 (outside the U.S.)

You should only rely on the information provided in this prospectus, as well as the information incorporated by reference. Citigroup is not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Citigroup’s business, financial condition, results of operations and prospects may have changed since that date.

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are based on Citigroup’s management’s beliefs and assumptions and on information currently available to Citigroup’s management. Forward-looking statements include information concerning Citigroup’s possible or assumed future results of operations and statements preceded by, followed by or that include the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, those discussed elsewhere in this prospectus and the documents incorporated by reference in this prospectus. You should not put undue reliance on any forward-looking statements. Citigroup does not have any intention or obligation to update forward-looking statements after it distributes this prospectus.

CITIGROUP INC.

Citigroup is a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers. Citigroup has more than 200 million customer accounts and does business in more than 100 countries. Citigroup’s activities are conducted through the Global Consumer Group Markets & Banking, Global Wealth Management and Alternative Investments business segments. Citigroup’s principal subsidiaries are Citibank, N.A., Citigroup Global Markets Inc. and Grupo Financiero Banamex, S.A. de C.V., each of which is a wholly-owned, indirect subsidiary of Citigroup. Citigroup was incorporated in 1988 under the laws of the State of Delaware as a corporation with perpetual duration. Citigroup is the issuer of the junior subordinated debt securities.

Citigroup is a holding company and services its obligations primarily with dividends and advances that it receives from subsidiaries. Citigroup’s subsidiaries that operate in the banking and securities business can only pay dividends if they are in compliance with the applicable regulatory requirements imposed on them by federal and state bank regulatory authorities and securities regulators. Citigroup’s subsidiaries may be party to credit agreements that also may restrict their ability to pay dividends. Citigroup currently believes that none of these regulatory or contractual restrictions on the ability of its subsidiaries to pay dividends will affect Citigroup’s ability to service its own debt. Citigroup must also maintain the required capital levels of a bank holding company before it may pay dividends on its stock. Each of Citigroup’s major operating subsidiaries finances its operations on a stand-alone basis consistent with its capitalization and ratings.

Under the regulations of the Federal Reserve, a bank holding company is expected to act as a source of financial strength for its subsidiary banks. As a result of this regulatory policy, the Federal Reserve might require Citigroup to commit resources to its subsidiary banks when doing so is not otherwise in the interests of Citigroup or its shareholders or creditors.

Citigroup’s principal office is located at 399 Park Avenue, New York, NY 10043, and its telephone number is (212) 559-1000.

USE OF PROCEEDS

All of the net proceeds from the sale of the capital securities will be invested by Citigroup Capital in junior subordinated debt securities of Citigroup. Citigroup will use the proceeds from the sale of the junior subordinated debt securities to Citigroup Capital for general corporate purposes, which may include:

•	funding the business of its operating units;

•	funding investments in, or extensions of credit or capital contributions to, its subsidiaries;

•	financing of possible acquisitions or business expansion, and

•	lengthening the average maturity of liabilities, which means that it could reduce its short-term liabilities or refund maturing indebtedness.

Citigroup expects to incur additional indebtedness in the future to fund its business. Citigroup or one of its subsidiaries may enter into a swap agreement in connection with the sale of the junior subordinated debt securities and may earn additional income from that transaction.

DESCRIPTION OF THE CAPITAL SECURITIES

The capital securities will be issued pursuant to the terms of the amended and restated declaration of trust of Citigroup Capital. The declaration will be qualified as an indenture under the Trust Indenture Act of 1939. The institutional trustee, The Bank of New York, will act as indenture trustee under the declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the capital securities will include those stated in the declaration and those made part of the declaration by the Trust Indenture Act. The following summary of the material terms and provisions of the capital securities is not intended to be complete and is qualified by the declaration, the Statutory Trust Act of the State of Delaware and the Trust Indenture Act. A form of the declaration is filed as an exhibit to the registration statement of which this prospectus is a part.

General

The declaration authorizes the regular trustees to issue on behalf of Citigroup Capital the common securities and the capital securities. These trust securities represent undivided beneficial interests in the assets of Citigroup Capital. All of the common securities will be owned, directly or indirectly, by Citigroup. The common securities rank equally, and payments will be made on the common securities on a ratable basis, with the capital securities. If a default under the declaration occurs and continues, however, the rights of the holders of the common securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the capital securities. The declaration does not permit the issuance by Citigroup Capital of any securities other than the trust securities or the incurrence of any indebtedness by Citigroup Capital.

Pursuant to the declaration, the institutional trustee will hold title to the junior subordinated debt securities purchased by Citigroup Capital for the benefit of the holders of the trust securities. The payment of distributions out of money held by Citigroup Capital, and payments upon redemption of the capital securities or liquidation of Citigroup Capital out of money held by Citigroup Capital, are guaranteed by Citigroup to the extent described under “Description of Guarantee.” The guarantee will be held by The Bank of New York, the guarantee trustee, for the benefit of the holders of the capital securities. The guarantee does not cover payment of distributions when Citigroup Capital does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of capital securities is to:

•	vote to direct the institutional trustee to enforce the institutional trustee’s rights under the junior subordinated debt securities; or

•	if the failure of Citigroup Capital to pay distributions is attributable to the failure of Citigroup to pay interest or principal on the junior subordinated debt securities, sue Citigroup, on or after the respective due dates specified in the junior subordinated debt securities, for enforcement of payment to such holder of the principal or interest on the junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the capital securities of such holder.

Distributions

The distribution rate and the distribution payment dates and other payment dates for the capital securities will correspond to the interest rate and interest payment dates and other payment dates on the junior subordinated debt securities.

Distributions on the capital securities will be fixed at a rate per annum of  % of the stated liquidation amount of $      per capital security. Distributions not paid when due, or when they would be due if not for any extension period or default by Citigroup on the junior subordinated debt securities, will themselves accumulate additional interest at the annual rate of  % thereof compounded quarterly. When this prospectus refers to any payment of distributions, distributions include any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

Distributions on the capital securities will be cumulative, will accrue from and including          , 20  and will be payable quarterly in arrears on          ,          ,          and           of each year, beginning          , 20  . When, as and if available for payment, distributions will be made by the institutional trustee, except as otherwise described below.

The distribution rate and the distribution payment dates and other payment dates for the capital securities will correspond to the interest rate and interest payment dates and other payment dates on the junior subordinated debt securities.

Deferral of Distributions.  Citigroup has the right under the indenture to defer interest payments on the junior subordinated debt securities for an extension period not exceeding 40 consecutive quarterly interest periods, subject to certain conditions, during which no interest shall be due and payable. A deferral of interest payments cannot extend, however, beyond the maturity date of the junior subordinated debt securities. An extension period begins on the first interest payment date on which interest has been deferred and terminates on the first day thereafter on which all amounts deferred, including accrued interest thereon, have been repaid in cash. As a consequence of Citigroup’s extension of the interest payment period, distributions on the capital securities would be deferred during any such extended interest payment period. During an extension period, the amount of distributions due to you will continue to accumulate and such deferred distributions will themselves accrue interest. In the event that Citigroup exercises its right to extend an interest payment period, then:

(1) Citigroup and its subsidiaries shall not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of its capital stock or make any guarantee payment relating thereto other than

•	purchases, redemptions or other acquisitions of shares of capital stock of Citigroup in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

•	purchases of shares of common stock of Citigroup pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the extension period, including under a contractually binding stock repurchase plan;

•	as a result of an exchange or conversion of any class or series of Citigroup’s capital stock for any other class or series of Citigroup’s capital stock;

•	the purchase of fractional interests in shares of Citigroup’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or

•	purchase of Citigroup’s capital stock in connection with the distribution thereof; and

(2) Citigroup and its subsidiaries shall not make any payment of interest, principal or premium on, or repay, purchase or redeem, any debt securities or guarantees issued by Citigroup that rank equally with or junior to the junior subordinated debt securities, other than

•	any payment of current or deferred interest on securities that rank equally with the junior subordinated debt securities that is made pro rata to the amounts due on such securities (including the junior subordinated debt securities), provided that any such payments of deferred interest are made in accordance with the fifth full paragraph on page 35 under “— Alternative Payment Mechanism — Obligations After Five Years of Deferral or Earlier Payments of Current Interest During Extension Period;” and

•	any payments of deferred interest on securities that rank equally with the junior subordinated debt securities that, if not made, would give rise to an event of default permitting acceleration of such securities.

These restrictions, however, will not apply to any stock dividends paid by Citigroup where the dividend stock is the same stock as that on which the dividend is being paid. In addition, Citigroup may pay current interest at any time with cash from any source.

If any extension period lasts longer than one year, unless required to do so by the Federal Reserve and subject to the exceptions listed in the preceding paragraph, Citigroup will covenant that it will not and will not permit its subsidiaries to, purchase any of its common stock for a one-year period following the payment of all deferred interest on the junior subordinated debt securities pursuant to the alternative payment mechanism described in “Description of the Junior Subordinated Debt Securities — Alternative Payment Mechanism” below.

Prior to the termination of any extension period, Citigroup may further extend such extension period, so long as such extension period, together with all such previous extension periods, do not exceed 40 consecutive quarterly interest periods. An extension period cannot extend, however, beyond the maturity date of the junior subordinated debt securities.

Upon the termination of any extension period and the payment of all amounts then due, Citigroup may commence a new extension period, which must comply with the above requirements. Consequently, there could be several extension periods of varying lengths throughout the term of the junior subordinated debt securities. The regular trustees shall give the holders of the capital securities notice of any extension period upon their receipt of notice thereof from Citigroup. If distributions are deferred, the deferred distributions and accrued interest on such distributions will be paid to holders of record of the capital securities as they appear on the securities register of Citigroup Capital on the record date immediately preceding the termination of the related extension period. See “Description of the Junior Subordinated Debt Securities — Interest” and “— Option to Extend Interest Payment Period.”

Payment of Distributions.  Distributions on the capital securities will be payable to the extent that Citigroup Capital has funds available for the payment of such distributions. Citigroup Capital’s funds available for distribution to the holders of the capital securities will be limited to payments received from Citigroup on the junior subordinated debt securities. The payment of distributions out of monies held by Citigroup Capital is guaranteed by Citigroup to the extent set forth under “Description of Guarantee.” See “Description of the Junior Subordinated Debt Securities.”

Distributions on the capital securities will be payable to the holders named on the securities register of Citigroup Capital at the close of business on the relevant record dates. As long as the capital securities remain in book-entry only form, the record date will be one business day before the distribution dates. Such distributions will be paid through the institutional trustee who will hold amounts received in respect of the junior subordinated debt securities in the property account for the benefit of the holders of the trust securities. Unless any applicable laws and regulations and the provisions of the declaration state otherwise, each such payment will be made as described under “— Book-Entry Only Issuance” below.

In the event that the capital securities do not continue to remain in book-entry only form, the relevant record dates will conform to the rules of any securities exchange on which the capital securities are listed and, if none, the regular trustees will have the right to select relevant record dates, which will be more than 14 days but less than 60 days prior to the relevant payment dates. In the event that any date on which distributions are to be made on the capital securities is not a business day, then payment of the distributions payable on such date will be made on the next succeeding day that is a business day, and without any interest or other payment in respect of any such delay. However, if such next business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date. A “business day” means any day other than Saturday, Sunday or any other day on which banking institutions in New York City are permitted or required by any applicable law to close.

Redemption of Trust Securities

The capital securities have no stated maturity date but will be redeemed upon the maturity date of the junior subordinated debt securities, or earlier on the dates and to the extent the junior subordinated debt securities are redeemed. See “Description of the Junior Subordinated Debt Securities — Optional Redemption.” Some or all of the capital securities may be redeemed at the option of Citigroup Capital on one or more occasions at any time on or after          , 20  . The capital securities may also be redeemed, in whole or in part, at any time upon the occurrence of a Tax Event, an Investment Company Event or a Regulatory Capital

Event. Citigroup must redeem all of the outstanding capital securities on          , 20  , the maturity date. See “Description of the Junior Subordinated Debt Securities — General.” Any redemption of the junior subordinated debt securities prior to the termination of the capital replacement covenant will be subject to the terms of the capital replacement covenant.

If then required, Citigroup will obtain the concurrence or approval of the Federal Reserve before exercising its redemption rights described in the preceding paragraph.

Upon the maturity of the junior subordinated debt securities, the proceeds of their repayment will simultaneously be applied to redeem all outstanding trust securities at the redemption price. Upon the redemption of the junior subordinated debt securities, whether in whole or in part, either at the option of Citigroup or pursuant to a Tax Event, an Investment Company Event or a Regulatory Capital Event, Citigroup Capital will use the cash it receives upon the redemption to redeem trust securities having an aggregate liquidation amount equal to the aggregate principal amount of the junior subordinated debt securities so redeemed at the redemption price. Before such redemption, holders of trust securities will be given not less than 30 or more than 60 days’ notice. In the event that fewer than all of the outstanding capital securities are to be redeemed, the capital securities will be redeemed on a ratable basis as described under “— Book-Entry Only Issuance” below. See “— Special Event Redemption” and “Description of the Junior Subordinated Debt Securities — Optional Redemption.” If a partial redemption of the capital securities resulting from a partial redemption of the junior subordinated debt securities would result in a delisting of the capital securities, Citigroup may only redeem the junior subordinated debt securities in whole.

Special Event Redemption

“Tax Event” means that the regular trustees will have received an opinion of a nationally recognized independent tax counsel experienced in such matters which states that, as a result of any:

•	amendment to, or change (including any announced prospective change) in, the laws or associated regulations of the United States or any political subdivision or taxing authority of the United States; or

•	amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, including the enactment of any legislation and the publication of any judicial decision or regulatory determination on or after the date of this prospectus, there is more than an insubstantial risk that:

•	Citigroup Capital would be subject to United States federal income tax relating to interest accrued or received on the junior subordinated debt securities;

•	interest payable to Citigroup Capital on the junior subordinated debt securities would not be deductible, in whole or in part, by Citigroup for United States federal income tax purposes; or

•	Citigroup Capital would be subject to more than a minimal amount of other taxes, duties or other governmental charges.

“Investment Company Event” means that the regular trustees will have received an opinion of a nationally recognized independent counsel experienced in such matters which states that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that Citigroup Capital is or will be considered an “investment company” which is required to be registered under the Investment Company Act of 1940 (the “1940 Act”).

“Regulatory Capital Event” means that if Citigroup determines, based on an opinion of counsel experienced in such matters, who may be an employee of Citigroup or any of its affiliates, that, as a result of

•	any amendment to, clarification of or change (including any announced prospective change) in applicable laws or regulations or official interpretations thereof or policies with respect thereto or

•	any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations,

there is more than an insubstantial risk that the capital securities, or a portion thereof, will no longer constitute Tier 1 capital of Citigroup or any bank holding company of which Citigroup is a subsidiary for purposes of the capital adequacy guidelines or policies of the Federal Reserve provided, however, that the distribution of the junior subordinated debt securities in connection with the liquidation of Citigroup Capital shall not in and of itself constitute a Regulatory Capital Event unless such liquidation shall have occurred in connection with a Tax Event or an Investment Company Event.

This prospectus refers to a Tax Event, an Investment Company Event or a Regulatory Capital Event as a “Special Event.” Provided that Citigroup obtains any required regulatory approval, if a Special Event occurs and continues, Citigroup may, upon not less than 30 nor more than 60 days’ notice, redeem the junior subordinated debt securities, in whole or in part, for cash within 90 days following the occurrence of such Special Event, subject to the capital replacement covenant. Following such redemption, trust securities with an aggregate liquidation amount equal to the aggregate principal amount of the junior subordinated debt securities so redeemed shall be redeemed by Citigroup Capital at the redemption price on a ratable basis. If, however, at the time there is available to Citigroup or Citigroup Capital the opportunity to eliminate, within such 90-day period, the Special Event by taking some ministerial action, such as filing a form or making an election or pursuing some other similar reasonable measure that will have no adverse effect on Citigroup Capital, Citigroup or the holders of the trust securities, then Citigroup or Citigroup Capital will pursue such measure instead of redemption and provided further that in the case of a Regulatory Event, a result of which is that only a portion of the capital securities will not qualify as Tier 1 capital of Citigroup, Citigroup may redeem an amount of junior subordinated debt securities up to the amount that would no longer qualify as Tier 1 capital.

Distribution of the Junior Subordinated Debt Securities

Citigroup has the right to dissolve Citigroup Capital at any time, subject to prior approval of the Federal Reserve, if required. If Citigroup terminates Citigroup Capital and does not cause the capital securities to be redeemed for cash (subject to the prior approval of the Federal Reserve and pursuant to the terms of the Capital Replacement Covenant), Citigroup Capital will redeem the capital securities, after satisfaction of the liabilities of creditors of Citigroup Capital as provided by applicable law, by distributing the junior subordinated debt securities to holders of the capital securities and the common securities in an aggregate stated principal amount equal to the aggregate stated liquidation amount of such securities then outstanding.

If the junior subordinated debt securities are distributed to the holders of the capital securities, Citigroup will use its best efforts to cause the junior subordinated debt securities to be listed on the NYSE or on such other exchange as the capital securities are then listed.

After the date for any distribution of junior subordinated debt securities upon dissolution of Citigroup Capital:

•	the capital securities will no longer be deemed to be outstanding;

•	the securities depositary or its nominee, as the record holder of the capital securities, will receive a registered global certificate or certificates representing the junior subordinated debt securities to be delivered upon such distribution; and

•	any certificates representing capital securities not held by the depositary or its nominee will be deemed to represent junior subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, such capital securities until such certificates are presented to Citigroup or its agent for transfer or reissuance.

Redemption Procedures

Citigroup Capital may not redeem fewer than all of the outstanding capital securities unless all accrued and unpaid distributions have been paid on all capital securities for all quarterly distribution periods terminating on or prior to the date of redemption.

If (1) Citigroup Capital gives an irrevocable notice of redemption of the capital securities, and (2) if Citigroup has paid to the institutional trustee a sufficient amount of cash in connection with the related redemption or maturity of the junior subordinated debt securities, then, by 12:00 noon, New York City time, on the redemption date, the institutional trustee will irrevocably deposit with the depositary funds sufficient to pay the applicable redemption price. Citigroup Capital will also give the depositary irrevocable instructions and authority to pay the redemption price to the holders of the capital securities.

Once notice of redemption is given and redemption funds are deposited, distributions will cease to accrue and all rights of holders of capital securities called for redemption will cease, except the right of the holders to receive the redemption price but without interest on such redemption price. If any redemption date is not a business day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of any such delay. However, if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day.

If payment of the redemption price for any capital securities is improperly withheld or refused and not paid either by Citigroup Capital, or by Citigroup pursuant to the guarantee, distributions on such capital securities will continue to accrue at the then applicable rate from the original redemption date to the date of payment. In this case, the actual payment date will be the redemption date for purposes of calculating the redemption price. See “— Book-Entry Only Issuance.”

In the event that fewer than all of the outstanding capital securities are to be redeemed, the capital securities will be redeemed in accordance with the depositary’s standard procedures. See “— Book-Entry Only Issuance.”

Citigroup or its subsidiaries may, at any time, and from time to time, purchase outstanding capital securities by tender, in the open market or by private agreement or otherwise.

Liquidation Distribution upon Dissolution

This prospectus refers to any voluntary or involuntary liquidation, dissolution, winding-up or termination of Citigroup Capital as “liquidation.” If a liquidation occurs, the holders of the capital securities will be entitled to receive out of the assets of Citigroup Capital, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $      per capital security plus accrued and unpaid distributions thereon to the date of payment. However, such holders will not receive such distribution if Citigroup instead distributes on a ratable basis to the holders of the capital securities junior subordinated debt securities in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, the capital securities outstanding at such time. See “— Distribution of the Junior Subordinated Debt Securities.”

If this distribution can be paid only in part because Citigroup Capital has insufficient assets available to pay in full the aggregate distribution, then the amounts payable directly by Citigroup Capital on the capital securities shall be paid on a ratable basis. The holders of the common securities will be entitled to receive distributions upon any such liquidation on a ratable basis with the holders of the capital securities. However, if a declaration default has occurred and is continuing, the capital securities will have a preference over the common securities with regard to such distributions.

Pursuant to the declaration, Citigroup Capital will terminate:

(1) on          , 20  , the expiration of the term of Citigroup Capital;

(2) upon the bankruptcy of Citigroup or the holder of the common securities;

(3) upon (a) the filing of a certificate of dissolution or its equivalent regarding the holder of the common securities or Citigroup, the filing of a certificate of cancellation regarding Citigroup Capital, or the revocation of the charter of the holder of the common securities or Citigroup and (b) the expiration of 90 days after the date of revocation without a reinstatement thereof;

(4) upon the distribution of junior subordinated debt securities to holders of capital securities;

(5) upon the entry of a decree of a judicial dissolution of the holder of the common securities, Citigroup or Citigroup Capital; or

(6) upon the redemption of all the trust securities.

Declaration Defaults

As described in “Description of the Junior Subordinated Debt Securities — Indenture Defaults,” an “indenture default” is a default under the indenture and also constitutes a “declaration default,” which is an event of default under the declaration relating to the trust securities. A deferral of interest payments on the junior subordinated debt securities made in accordance with the provisions described under “Description of the Junior Subordinated Debt Securities — Option to Extend Interest Payment Period” will not cause an indenture default.

Pursuant to the declaration, the holder of the common securities will be deemed to have waived any declaration defaults relating to the common securities until all declaration defaults relating to the capital securities have been cured, waived or otherwise eliminated. Until such declaration defaults relating to the capital securities have been so cured, waived, or otherwise eliminated, the institutional trustee will be deemed to be acting solely on behalf of the holders of the capital securities. Only the holders of the capital securities will have the right to direct the institutional trustee as to matters under the declaration, and therefore the indenture. In the event that any declaration default relating to the capital securities is waived by the holders of the capital securities as provided in the declaration, the holders of common securities pursuant to the declaration have agreed that such waiver also constitutes a waiver of such declaration default relating to the common securities for all purposes under the declaration without any further act, vote or consent of the holders of common securities. See “— Voting Rights.”

If the institutional trustee fails to enforce its rights under the junior subordinated debt securities, any holder of capital securities may directly institute a legal proceeding against Citigroup to enforce these rights without first suing the institutional trustee or any other person or entity. If a declaration default has occurred and is continuing and such event is attributable to the failure of Citigroup to pay interest or principal on the junior subordinated debt securities on the date such interest or principal is otherwise payable, or in the case of redemption, the redemption date, then a holder of capital securities may also bring a direct action. This means that a holder may directly sue for enforcement of payment to such holder of the principal of or interest on the junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the capital securities of such holder on or after the respective due date specified in the junior subordinated debt securities (other than in connection with a deferral of interest made in accordance with the provisions described below in “Description of the Junior Subordinated Debt Securities — Option to Extend Interest Payment Period”). Such holder need not first (1) direct the institutional trustee to enforce the terms of the junior subordinated debt securities or (2) sue Citigroup to enforce the institutional trustee’s rights under the junior subordinated debt securities.

In connection with such direct action, Citigroup will be subrogated to the rights of such holder of capital securities under the declaration to the extent of any payment made by Citigroup to such holder of capital securities in such direct action. This means that Citigroup will be entitled to payment of amounts that a holder of capital securities receives in respect of an unpaid distribution that resulted in the bringing of a direct action to the extent that such holder receives or has already received full payment relating to such unpaid distribution from Citigroup Capital. The holders of capital securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debt securities.

Upon the occurrence of an indenture event of default and acceleration, the institutional trustee as the sole holder of the junior subordinated debt securities will have the right under the indenture to declare the principal of and interest on the junior subordinated debt securities to be immediately due and payable. Citigroup and Citigroup Capital are each required to file annually with the institutional trustee an officers’ certificate as to its compliance with all conditions and covenants under the declaration.

The declaration will provide that each holder of a capital security, by such holder’s acceptance of the capital security, will agree that, in the event of any payment or distribution of assets to creditors of Citigroup upon any liquidation, dissolution, winding up, reorganization or in connection with any insolvency, receivership or proceeding under any bankruptcy law with respect to Citigroup, the holders of capital securities will not have a claim for deferred distributions that exceed 25% of the then outstanding aggregate principal amount of junior subordinated debt securities. See “Description of the Junior Subordinated Debt Securities — Limitation on Claims with Respect to Certain Deferred Interest Obligations.”

Voting Rights

Except as described in this prospectus under “Description of Guarantee — Modification of Guarantee; Assignment,” and except as provided under the Statutory Trust Act, the Trust Indenture Act and as otherwise required by law and the declaration, the holders of the capital securities will have no voting rights.

The holders of a majority in aggregate liquidation amount of the capital securities have the right to direct any proceeding for any remedy available to the institutional trustee so long as the institutional trustee receives the tax opinion discussed below. The holders also have the right to direct the institutional trustee under the declaration to:

(1) direct any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee;

(2) waive any past indenture event of default and acceleration that is waivable under Section 5.6 of the indenture;

(3) exercise any right to rescind or annul an acceleration of the maturity of the junior subordinated debt securities; or

(4) consent to any amendment, modification or termination of the indenture where such consent is required.

Where a consent or action under the indenture would require the consent or act of holders of more than a majority in principal amount of the junior subordinated debt securities, or a “super majority,” then only holders of that super majority may direct the institutional trustee to give such consent or take such action. If the institutional trustee fails to enforce its rights under the junior subordinated debt securities, any record holder of capital securities may directly sue Citigroup to enforce the institutional trustee’s rights under the junior subordinated debt securities. The record holder does not have to sue the institutional trustee or any other person or entity before enforcing his rights.

The institutional trustee is required to notify all holders of the capital securities of any notice of default received from the indenture trustee. The notice is required to state that the default also constitutes a declaration default. Except for directing the time, method and place of conducting a proceeding for a remedy available to the institutional trustee, the institutional trustee will not take any of the actions described in clauses (1), (2), (3) or (4) above unless the institutional trustee receives an opinion of a nationally recognized independent tax counsel. The opinion must be to the effect that, as a result of such action, Citigroup Capital will not fail to be classified as a grantor trust for United States federal income tax purposes.

If the consent of the institutional trustee is required under the indenture for any amendment, modification or termination of the indenture, the institutional trustee is required to request the written direction of the holders of the trust securities. Then, the institutional trustee will vote as directed by a majority in liquidation amount of the trust securities voting together as a single class. Where any amendment, modification or termination under the indenture would require the consent of a super majority, however, the institutional trustee may only give such consent at the direction of the holders of the same super majority of the holders of the trust securities. The institutional trustee is not required to take any such action in accordance with the directions of the holders of the trust securities unless the institutional trustee has obtained a tax opinion to the effect described above.

A waiver of an indenture default by the institutional trustee at the direction of the holders of the capital securities will constitute a waiver of the corresponding declaration default.

Any required approval or direction of holders of capital securities may be given at a separate meeting of holders of capital securities convened for such purpose, at a meeting of all of the holders of trust securities or by written consent. The regular trustees will mail to each holder of record of capital securities a notice of any meeting at which such holders are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken. Each such notice will include a statement setting forth the following information:

•	the date of such meeting or the date by which such action is to be taken;

•	a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and

•	instructions for the delivery of proxies or consents.

No vote or consent of the holders of capital securities will be required for Citigroup Capital to redeem and cancel capital securities or distribute junior subordinated debt securities in accordance with the declaration.

Despite the fact that holders of capital securities are entitled to vote or consent under the circumstances described above, any capital securities that are owned at the time by Citigroup or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, Citigroup, will not be entitled to vote or consent. Instead, these capital securities will be treated as if they were not outstanding.

The procedures by which holders of capital securities may exercise their voting rights are described below. See “— Book-Entry Only Issuance.”

Holders of the capital securities generally will have no rights to appoint or remove the regular trustees. Instead, these trustees may be appointed, removed or replaced solely by Citigroup as the indirect or direct holder of all of the common securities.

Modification of the Declaration

The declaration may be modified and amended if approved by the regular trustees, and in certain circumstances, the institutional trustee and the Delaware trustee. If, however, any proposed amendment provides for, or the regular trustees otherwise propose to effect,

(1) any action that would adversely affect the powers, preferences or special rights of the trust securities, whether by way of amendment to the declaration or otherwise or

(2) the dissolution, winding-up or termination of Citigroup Capital other than pursuant to the terms of the declaration,

then the holders of the trust securities voting together as a single class will be entitled to vote on such amendment or proposal. Such amendment or proposal shall not be effective except with the approval of holders of at least a majority in liquidation amount of the trust securities affected thereby. If, however, any amendment or proposal referred to in clause (1) above would adversely affect only the capital securities or only the common securities, then only holders of the affected class will be entitled to vote on such amendment or proposal. Such amendment or proposal shall not be effective except with the approval of holders of a majority in liquidation amount of such class of trust securities.

Despite the foregoing, no amendment or modification may be made to the declaration if such amendment or modification would

(1) cause Citigroup Capital to be classified for United States federal income tax purposes as other than a grantor trust,

(2) reduce or otherwise adversely affect the powers of the institutional trustee or

(3) cause Citigroup Capital to be deemed an “investment company” which is required to be registered under the 1940 Act.

Mergers, Consolidations or Amalgamations

Citigroup Capital may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body except as described below. Citigroup Capital may, with the consent of the regular trustees and without the consent of the holders of the trust securities, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any state, provided that:

(1) such successor entity either

(a) expressly assumes all of the obligations of Citigroup Capital under the trust securities or

(b) substitutes for the capital securities other successor securities having substantially the same terms as the capital securities, so long as the successor securities rank the same as the capital securities rank regarding distributions and payments upon liquidation, redemption and otherwise;

(2) Citigroup expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the institutional trustee, in its capacity as the holder of the junior subordinated debt securities;

(3) the capital securities or any successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the capital securities are then listed or quoted;

(4) such merger, consolidation, amalgamation or replacement does not cause the capital securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

(5) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, in any material respect, other than in connection with any dilution of the holders’ interest in the new entity;

(6) such successor entity has a purpose identical to that of Citigroup Capital;

(7) prior to such merger, consolidation, amalgamation or replacement, Citigroup Capital has received an opinion of a nationally recognized independent counsel to Citigroup Capital experienced in such matters to the effect that

(a) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, in any material respect, other than in connection with any dilution of the holders’ interest in the new entity;

(b) following such merger, consolidation, amalgamation or replacement, neither Citigroup Capital nor such successor entity will be required to register as an “investment company” under the 1940 Act; and

(c) following such merger, consolidation, amalgamation or replacement, Citigroup Capital or such successor entity will continue to be classified as a grantor trust for United States federal income tax purposes; and

(8) Citigroup guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the guarantee.

Despite the foregoing, Citigroup Capital will not, except with the consent of holders of 100% in liquidation amount of the trust securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause Citigroup Capital or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

If Citigroup is involved in a business combination where, immediately after the consummation of such business combination, more than 50% of the surviving entity’s voting stock is owned by the shareholders of the other party to the business combination, then:

(1) any interest on the junior subordinated debt securities that is deferred and unpaid as of the date of consummation of the business combination shall not be subject to the alternative payment mechanism described in “Description of the Junior Subordinated Debt Securities — Alternative Payment Mechanism” below to the extent that the extension period is terminated on the next interest payment date following the date of consummation of the business combination (or, if later, at any time within 90 days following the date of such consummation); and

(2) Citigroup’s covenant that it will not, and will not permit its subsidiaries to purchase any of its common stock for a one year period following the end of an extension period that lasts longer than one year described below under “Description of the Junior Subordinated Debt Securities — Option to Extend Interest Payment Period” will not apply to any extension period that is terminated on the next interest payment date following the date of consummation of the business combination (or, if later, at any time within 90 days following the date of such consummation).

Book-Entry Only Issuance

The capital securities will be book-entry securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global capital securities, without distribution coupons. Each global capital security will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), a securities depositary, and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of these capital securities and will be considered the sole owner of the capital securities for purposes of the declaration.

Purchasers of capital securities may hold interests in the global capital securities only through DTC, if they are a participant in the DTC system. Purchasers may also hold interests through a securities intermediary — banks, brokerage houses and other institutions that maintain securities accounts for customers — that has an account with DTC or its nominee (“participants”). DTC will maintain accounts showing the capital security holdings of its participants, and these participants will in turn maintain accounts showing the capital security holdings of their customers. Some of these customers may themselves be securities intermediaries holding capital securities for their customers. Thus, each beneficial owner of a book-entry capital security will hold that capital security indirectly through a hierarchy of intermediaries, with DTC at the “top” and the beneficial owner’s own securities intermediary at the “bottom.”

The capital securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary. The actual purchaser of the capital securities will generally not be entitled to have the capital securities represented by the global securities registered in its name and will not be considered the owner under the declaration. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder’s ownership of capital securities. The book-entry system for holding capital securities eliminates the need for physical movement of certificates and is the system through which most publicly traded common stock is held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer or pledge book-entry securities.

In this prospectus, for book-entry capital securities, references to actions taken by capital security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to capital security holders will mean payments and notices of redemption to DTC as the registered holder of the capital securities for distribution to participants in accordance with DTC’s procedures.

A beneficial owner of book-entry securities represented by a global capital security may exchange the securities for definitive (paper) capital securities only if:

(a) DTC is unwilling or unable to continue as depositary for such global capital security and Citigroup is unable to find a qualified replacement for DTC within 90 days;

(b) at any time DTC ceases to be a clearing agency registered under the Exchange Act; or

(c) Citigroup in its sole discretion decides to allow some or all book-entry securities to be exchangeable for definitive capital securities in registered form.

Any global capital security that is exchangeable will be exchangeable in whole for definitive capital securities in registered form, with the same terms and of an equal aggregate liquidation amount, in denominations of $      and whole multiples of $     . Definitive capital securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions it receives from its participants.

DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York banking law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act. The rules applicable to DTC and its participants are on file with the SEC.

Citigroup and the regular trustees will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

DTC may discontinue providing its services as securities depositary with respect to the capital securities at any time by giving reasonable notice to Citigroup Capital. Under such circumstances, in the event that a successor securities depositary is not obtained, capital securities certificates are required to be printed and delivered. Additionally, the regular trustees, with the consent of Citigroup, may decide to discontinue use of the system of book-entry transfers through DTC or any successor depositary with respect to the capital securities. In that event, certificates for the capital securities will be printed and delivered.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that Citigroup and Citigroup Capital believe to be reliable, but neither Citigroup nor Citigroup Capital takes responsibility for the accuracy thereof.

Information Concerning the Institutional Trustee

Prior to the occurrence of a default relating to the trust securities, the institutional trustee undertakes to perform only such duties as are specifically set forth in the declaration. After a default, the institutional trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. The institutional trustee is under no obligation to exercise any of the powers vested in it by the declaration at the request of any holder of capital securities unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. Despite the foregoing, the holders of capital securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the institutional trustee to take any action following a declaration default.

Paying Agent

In the event that the capital securities do not remain in book-entry only form, the following provisions will apply:

•	the institutional trustee will act as paying agent and may designate an additional or substitute paying agent at any time;

•	registration of transfers of capital securities will be effected without charge by or on behalf of Citigroup Capital, but upon payment, with the giving of such indemnity as Citigroup Capital or Citigroup may require, in respect of any tax or other government charges that may be imposed in relation to it; and

•	Citigroup Capital will not be required to register or cause to be registered the transfer of capital securities after such capital securities have been called for redemption.

Governing Law

The declaration and the capital securities for all purposes will be governed by and construed in accordance with the laws of the State of Delaware.

Miscellaneous

The regular trustees are authorized and directed to operate Citigroup Capital in such a way that Citigroup Capital will not be required to register as an “investment company” under the 1940 Act or be characterized as other than a grantor trust for United States federal income tax purposes. Citigroup is authorized and directed to conduct its affairs so that the junior subordinated debt securities will be treated as indebtedness of Citigroup for United States federal income tax purposes. In this connection, Citigroup and the regular trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of Citigroup Capital or the certificate of incorporation of Citigroup, that each of Citigroup and the regular trustees determine in their discretion to be necessary or desirable to achieve such ends, as long as such action does not adversely affect the interests of the holders of the capital securities or vary the terms of the capital securities in any material way.

Holders of the capital securities have no preemptive rights.

DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

Set forth below is a description of the specific terms of the junior subordinated debt securities in which Citigroup Capital will invest the proceeds from the issuance and sale of the trust securities. The following description is not intended to be complete and is qualified by the indenture, dated as of September 15, 2006, between Citigroup and The Bank of New York (as successor-in-interest to JPMorgan Chase Bank, National Association), as the indenture trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part, and by the Trust Indenture Act. Several capitalized terms used herein are defined in the indenture. Wherever particular sections or defined terms of the indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

As discussed more fully below, upon the dissolution of Citigroup Capital, provided that any required regulatory approval is obtained, the junior subordinated debt securities may be distributed to the holders of the trust securities in liquidation of Citigroup Capital. See “Description of the Capital Securities — Distribution of the Junior Subordinated Debt Securities.”

If the junior subordinated debt securities are distributed to the holders of the capital securities, Citigroup will use its best efforts to have the junior subordinated debt securities listed on the NYSE or on such other exchange on which the capital securities are then listed.

General

The junior subordinated debt securities will be issued as unsecured debt under the indenture and will initially be limited in aggregate principal amount to approximately $     . This amount is the sum of the aggregate stated liquidation amount of the capital securities and the capital contributed by Citigroup to Citigroup Capital in exchange for the common securities. (Section 3.1)

The entire principal amount of the junior subordinated debt securities will mature and become due and payable, together with any accrued and unpaid interest thereon including compound interest and any additional interest, on          , 20   . Citigroup must pay this amount in full without regard to the source of funds. Citigroup’s failure to do so would trigger an indenture default.

Citigroup has the right to dissolve Citigroup Capital at any time, subject to prior approval of the Federal Reserve, if required. If Citigroup terminates Citigroup Capital and does not cause the capital securities to be redeemed for cash (subject to the prior approval of the Federal Reserve and pursuant to the terms of the Capital Replacement Covenant), Citigroup Capital will redeem the capital securities, after satisfaction of the liabilities of creditors of Citigroup Capital as provided by applicable law, by distributing the junior subordinated debt securities to holders of the capital securities and the common securities in an aggregate stated principal amount equal to the aggregate stated liquidation amount of such securities then outstanding.

If junior subordinated debt securities are distributed to holders of capital securities in liquidation of such holders’ interests in Citigroup Capital, such junior subordinated debt securities will initially be issued in the form of one or more global securities (as described below). As described below under “— Discontinuance of the Depositary’s Services,” junior subordinated debt securities may be issued in certificated form in exchange for a global security. In the event that junior subordinated debt securities are issued in certificated form, such junior subordinated debt securities will be in denominations of $      and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on junior subordinated debt securities issued as a global security will be made to DTC, to a successor depositary or, in the event that no depositary is used, to a paying agent for the junior subordinated debt securities. In the event junior subordinated debt securities are issued in certificated form, principal and interest will be payable, the transfer of the junior subordinated debt securities will be registrable and junior subordinated debt securities will be exchangeable for junior subordinated debt securities of other denominations of a like aggregate principal amount at the corporate trust office of the indenture trustee in New York, New York. Payment of interest on certificated junior subordinated debt securities may be made at the option of Citigroup by check mailed to the address of the persons entitled thereto.

Citigroup does not intend to issue the junior subordinated debt securities to anyone other than Citigroup Capital.

There are no covenants or provisions in the indenture that would afford the holders of the junior subordinated debt securities protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving Citigroup that may adversely affect such holders.

Subordination

The indenture provides that the junior subordinated debt securities are subordinated and junior, both in liquidation and in priority of payment of interest, to the extent specified in the indenture, to all Senior Indebtedness (as defined below) of Citigroup. This means that no payment of principal, including redemption payments, premium, if any, or interest on the junior subordinated debt securities may be made if:

•	any Senior Indebtedness of Citigroup has not been paid when due and any applicable grace period relating to such default has ended and such default has not been cured or been waived or ceased to exist; or

•	the maturity of any Senior Indebtedness of Citigroup has been accelerated because of a default.

Upon any payment by Citigroup or distribution of assets of Citigroup to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all Senior Indebtedness of Citigroup must be paid in full before the holders of junior subordinated debt securities are entitled to receive or retain any payment. Upon satisfaction of all claims related to all Senior Indebtedness of Citigroup then outstanding, the rights of the holders of the junior subordinated debt securities will be subrogated to the rights of the holders of Senior Indebtedness of Citigroup to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the junior subordinated debt securities are paid in full.

The term “Senior Indebtedness” means, with respect to Citigroup:

(1) the principal, premium, if any, and interest in respect of (a) indebtedness for money borrowed and (b) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by Citigroup including (i) all indebtedness (whether now or hereafter outstanding) issued under the senior debt indenture, dated as of March 15, 1987, between Citigroup and The Bank of New York, as trustee, as the same has been or may be amended, modified, or supplemented from time to time, (ii) all indebtedness (whether now or hereafter outstanding) issued under the subordinated debt indenture, dated as of April 12, 2001, between Citigroup and J.P. Morgan Trust Company, National Association, as trustee, as the same has been or may be amended, modified, or supplemented from time to time, (iii) all indebtedness (whether now or hereafter outstanding) issued to a Citigroup Trust under the junior subordinated debt indenture dated as of July 23, 2004, between Citigroup and JPMorgan Chase Bank, as trustee, as the same has been or may be amended, modified or supplemented from time to time, (iv) all indebtedness issued to a Citigroup Trust under the indenture, dated as of October 7, 1996, between Citigroup and JPMorgan Chase Bank, as trustee, as the same has been or may be amended, modified, or supplemented from time to time (the indentures referred to in (iii) and (iv) above are collectively referred to as the “prior junior subordinated debt indentures”), and (v) any guarantee entered into by Citigroup in respect of any preferred securities, capital securities or preference stock of a Citigroup Trust to which Citigroup issued any indebtedness under the prior junior subordinated debt indentures;

(2) all capital lease obligations of Citigroup;

(3) all obligations of Citigroup issued or assumed as the deferred purchase price of property, all conditional sale obligations of Citigroup and all obligations of Citigroup under any conditional sale or title retention agreement (but excluding trade accounts payable in the ordinary course of business);

(4) all obligations, contingent or otherwise, of Citigroup in respect of any letters of credit, bankers acceptance, security purchase facilities or similar credit transactions;

(5) all obligations of Citigroup in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements;

(6) all obligations of the type referred to in clauses (1) through (5) above of other persons for the payment of which Citigroup is responsible or liable as obligor, guarantor or otherwise; and

(7) all obligations of the type referred to in clauses (1) through (6) above of other persons secured by any lien on any property or asset of Citigroup, whether or not such obligation is assumed by Citigroup except that Senior Indebtedness will not include

(A) any other indebtedness issued under the indenture;

(B) the capital securities guarantee;

(C) any indebtedness or any guarantee that is by its terms subordinated to, or ranks equally with, the junior subordinated debt securities (including the junior subordinated debt securities issued in connection with the offering of enhanced trust preferred securities by Citigroup Capital XIV, Citigroup Capital XV, Citigroup Capital XVI, Citigroup Capital XVII, Citigroup Capital XVIII and Citigroup Capital XIX) and the issuance of which does not at the time of issuance prevent the junior subordinated debt securities from qualifying for Tier 1 capital treatment (irrespective of any limits on the amount of Citigroup’s Tier 1 capital) under applicable capital adequacy guidelines, regulations, policies, published interpretations, or the concurrence or approval of the Federal Reserve; and

(D) trade accounts payable and other accrued liabilities arising in the ordinary course of business.

“Citigroup Trust” means each of Citigroup Capital II, Citigroup Capital VI, Citigroup Capital VII, Citigroup Capital VIII, Citigroup Capital IX, Citigroup Capital X, Citigroup Capital XI, Capital XII and Capital XIII or any other similar trust created for the purpose of issuing preferred securities (other than enhanced trust preferred securities) in connection with the issuances of junior subordinated debt securities under the prior junior subordinated debt indentures. Because the capital securities and similar enhanced trust preferred securities cannot be issued in connection with the issuance of junior subordinated debt securities under the prior junior subordinated debt indentures, a Citigroup Trust does not include any trust created for the purpose of issuing the capital securities or similar enhanced trust preferred securities. Under the above definitions, in addition to indebtedness issued to a Citigroup Trust under the prior junior subordinated debt indentures, Senior Indebtedness will also include any other indebtedness issued to a trust created for the purpose of issuing preferred securities, or any guarantee of such indebtedness, unless such indebtedness or guarantee by its terms is subordinated to, or ranks equally with, the junior subordinated debt securities.

Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of these subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

The junior subordinated debt securities will rank senior to all of Citigroup’s equity securities, including preferred stock.

The indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by Citigroup.

Notwithstanding the above and anything to the contrary in this prospectus, holders of Senior Indebtedness will not have any rights under the indenture to enforce any of the covenants in the indenture, including those described in “— Alternative Payment Mechanism.”

Limitation on Claims with Respect to Certain Deferred Interest Obligations

The indenture provides that by a holder of a junior subordinated debt security accepting the junior subordinated debt security, such holder agrees that, upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, or in connection with any insolvency, receivership or bankruptcy proceeding with respect to Citigroup, such holder does not have a claim for deferred interest accrued and unpaid as of and after the time of such event (including any compounded interest thereon) in an amount greater than 25% of the then outstanding aggregate principal amount of the junior subordinated debt securities.

Optional Redemption

Citigroup will have the right to redeem the junior subordinated debt securities, in whole or in part, from time to time, on or after          , 20  , or at any time upon the occurrence of a Tax Event, an Investment Company Event or a Regulatory Capital Event, as described above, upon not less than 30 nor more than 60 days’ notice; provided that Citigroup may not exercise its right of optional redemption in respect of less than all of the outstanding junior subordinated debt securities unless and until all deferred interest outstanding on all junior subordinated debt securities has been paid in full; and provided further that in the case of a Regulatory Event, the result of which is that only a portion of the capital securities will not qualify as Tier 1 capital of Citigroup, the maximum principal amount of junior subordinated debt securities that may be redeemed is the amount that corresponds to the capital securities that would no longer qualify as Tier 1 capital as a result of such Regulatory Event.

Citigroup may not redeem the junior subordinated debt securities unless it receives the prior approval of the Federal Reserve to do so, if such approval is then required by the Federal Reserve. Any redemption of the junior subordinated debt securities prior to          , 20  will also be subject to the terms of the capital replacement covenant. See “Certain Terms of the Capital Replacement Covenant.”

The redemption price will be equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest, including any additional interest (as described below), to the redemption date. If a partial redemption of the capital securities resulting from a partial redemption of the junior subordinated debt securities would result in the delisting of the capital securities, Citigroup may only redeem the junior subordinated debt securities in whole. (Section 11.2) Citigroup may need regulatory approval to redeem the junior subordinated debt securities. See “Description of the Capital Securities — Special Event Redemption.”

Interest

The junior subordinated debt securities will bear interest at the annual rate of  %, from and including the original date of issuance, payable quarterly in arrears on          ,          ,           and           of each year, beginning          , 20  . Each date on which interest is payable is called an “interest payment date.” Interest will be paid to the person in whose name such junior subordinated debt security is registered, with limited exceptions, at the close of business on the business day preceding such interest payment date. In the event the junior subordinated debt securities shall not continue to remain in book-entry only form, Citigroup shall have the right to select record dates, which shall be more than 14 days but less than 60 days prior to the interest payment date.

The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the junior subordinated debt securities is not a business day, then payment of the interest payable on such date will be made on the next succeeding day that is a business day, and without any interest or other payment in respect of any such delay. However, if such business day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date.

Option to Extend Interest Payment Period

Citigroup has the right to defer interest payments by extending the interest payment period for an extension period not exceeding 40 consecutive quarterly interest periods. However, no extension period may extend beyond the maturity of the junior subordinated debt securities. At the end of any extension period,

Citigroup will pay all interest then accrued and unpaid, including any additional interest as described under “— Additional Interest” below, together with interest thereon compounded quarterly at the rate specified for the junior subordinated debt securities to the extent permitted by applicable law. An extension period begins on the first interest payment date on which interest has been deferred and terminates on the first day thereafter on which all amounts deferred, including accrued interest thereon, have been repaid pursuant to the alternative payment mechanism, subject to limited exceptions. See “— Alternative Payment Mechanism” below. During any such extension period:

•	Citigroup and its subsidiaries shall not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of its capital stock or make any guarantee payment with respect thereto other than

•	purchases, redemptions or other acquisitions of shares of capital stock of Citigroup in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

•	purchases of shares of common stock of Citigroup pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the extension period, including under a contractually binding stock repurchase plan;

•	as a result of an exchange or conversion of any class or series of Citigroup’s capital stock for any other class or series of Citigroup’s capital stock;

•	the purchase of fractional interests in shares of Citigroup’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or

•	purchase of Citigroup’s capital stock in connection with the distribution thereof; and

•	Citigroup and its subsidiaries shall not make any payment of interest, principal or premium on, or repay, purchase or redeem, any debt securities or guarantees issued by Citigroup that rank equally with or junior to the junior subordinated debt securities, other than

•	any payment of current or deferred interest on securities that rank equally with the junior subordinated debt securities that is made pro rata to the amounts due on such securities (including the junior subordinated debt securities), provided that any such payments of deferred interest are made in accordance with the fifth full paragraph on page 37 under “— Alternative Payment Mechanism — Obligations After Five Years of Deferral or Earlier Payment of Current Interest During Extension Period;”

•	any payments of deferred interest on securities that rank equally with the junior subordinated debt securities that, if not made, would give rise to an event of default permitting acceleration of such securities; and

•	any repayment or redemption of a security necessary to avoid a breach of the instrument governing the same.

The foregoing, however, will not apply to any stock dividends paid by Citigroup where the dividend stock is the same stock as that on which the dividend is being paid. (Section 13.3) Citigroup may pay current interest at any time with cash from any source.

In addition, if any extension period lasts longer than one year, unless required to do so by the Federal Reserve and subject to the exceptions listed in the preceding paragraph, Citigroup will covenant that it will not, and will not permit its subsidiaries to, purchase any of its common stock for a one-year period following the payment of all deferred interest pursuant to the alternative payment mechanism described in “— Alternative Payment Mechanism” below.

Prior to the termination of any extension period, Citigroup may further defer payments of interest by extending such extension period. Such extension period, including all such previous and further extensions, however, may not exceed 40 consecutive quarterly interest periods, including the quarterly interest period in which notice of such extension period is given. No extension period, however, may extend beyond the maturity of the junior subordinated debt securities. Upon the termination of any extension period and the payment of all amounts then due, Citigroup may commence a new extension period, if consistent with the terms set forth in this section. No interest during an extension period, except at the end of such period, shall be due and payable. However, Citigroup has the right to prepay accrued interest during an extension period.

Citigroup has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the junior subordinated debt securities and it currently believes that the likelihood of its exercising its right to defer interest payments is remote. If the institutional trustee is the sole holder of the junior subordinated debt securities, Citigroup will give the regular trustees and the institutional trustee notice of its selection of such extension period at least one business day prior to the earlier of

(1) the date distributions on the capital securities would be payable, if not for such extension period, or

(2) the date the regular trustees are required to give notice to the NYSE or other applicable self-regulatory organization or to holders of the capital securities of the record date or the date such distributions would be payable, if not for such extension period;

provided, that, in any event, Citigroup is required to give the regular trustees or the institutional trustee notice of its selection of such extension period no more than 15 business days and no less than 5 business days before the next succeeding interest payment date on the junior subordinated debt securities. The regular trustees will give notice of Citigroup’s selection of such extension period to the holders of the capital securities. If the institutional trustee is not the sole holder of the junior subordinated debt securities, Citigroup will give the holders of the junior subordinated debt securities notice of its selection of such extension period at least ten business days before the earlier of

(1) the next succeeding interest payment date or

(2) the date upon which Citigroup is required to give notice to the NYSE or other applicable self-regulatory organization or to holders of the junior subordinated debt securities of the record or payment date of such related interest payment;

provided, that, in any event, Citigroup is required to give the holders of the junior subordinated debt securities notice of its selection of such extension period no more than 15 business days and no less than 5 business days before the next succeeding interest payment date. A notice of extension, once given, will be irrevocable. The indenture also provides that Citigroup must notify the Federal Reserve (1) of the commencement of any extension period and (2) of the fifth anniversary of the commencement of an extension period that is continuing or its earlier payment of current interest during an extension period. (Sections 13.1 and 13.2)

Alternative Payment Mechanism

If Citigroup has exercised its right to defer payments on the junior subordinated debt securities, Citigroup may not pay deferred interest in an amount that exceeds the “new equity amount” as of the date such payment is made. Notwithstanding the above, at maturity of the junior subordinated debt securities, or in the case of an indenture event of default and acceleration, or upon the occurrence of a supervisory event, Citigroup may pay accrued and unpaid interest without regard to the source of funds.

The indenture defines “new equity amount,” as of any date, as (i) the net cash proceeds plus (ii) the fair market value of property, other than cash (based on the current stock market price of common stock issued or delivered in exchange for such property), received by Citigroup or any of its subsidiaries during the 180-day period immediately prior to such date in arm’s length transactions from one or more sales to persons other than subsidiaries of Citigroup of:

•	shares of Citigroup common stock, including treasury stock and shares of common stock sold pursuant to our dividend reinvestment plan and employee benefit plans; and/or

•	Citigroup “qualified warrants” that Citigroup sells at its sole discretion.

“Qualified warrants” means any common stock warrants that (1) have an exercise price greater than the “current stock market price” of Citigroup’s common stock on their date of issuance, and (2) Citigroup is not entitled to redeem for cash and the holders are not entitled to require Citigroup to repurchase for cash in any circumstances.

Citigroup intends that any qualified warrants issued in accordance with the alternative payment mechanism will have exercise prices at least 10% above the current stock market price of its common stock on the date of issuance. The “current stock market price” of Citigroup’s common stock on any date shall be the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the NYSE or, if Citigroup’s common stock is not then listed on the NYSE, as reported by the principal U.S. securities exchange or The Nasdaq Global Market on which Citigroup’s common stock is traded or quoted. If Citigroup’s common stock is not either listed on any U.S. securities exchange or quoted on The Nasdaq Global Market on the relevant date, the “current stock market price” shall be the last quoted bid price for its common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If Citigroup’s common stock is not so quoted, the “current stock market price” shall be the average of the midpoint of the last bid and ask prices for its common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by Citigroup for this purpose.

Obligations After Five Years of Deferral or Earlier Payment of Current Interest During Extension Period

The indenture will provide that commencing on the earlier of (i) the fifth anniversary of the commencement of an extension period, if on such date such extension period has not ended, and (ii) the date of any payment of current interest on the junior subordinated debt securities during an extension period, Citigroup shall be subject to the “alternative payment mechanism,” pursuant to which it will continuously use its “commercially reasonable efforts” to effect sales of its common stock, in an amount that will generate sufficient net proceeds to enable Citigroup to pay in full all deferred interest on the junior subordinated debt securities (subject to the “APM maximum obligation,” if applicable, and the “share cap amount,” as each of those terms is defined below); provided that Citigroup shall not be obligated to make offers of or to effect sales of its common stock during the occurrence and continuation of a “market disruption event” or a “supervisory event” and will be permitted to pay deferred interest using cash from any source upon the occurrence of a supervisory event. In addition, Citigroup will not be permitted to pay interest on the junior subordinated debt securities at a time when such payment would violate a specific prohibition against making an interest payment contained in the terms of any securities ranking pari passu with or senior to the junior subordinated debt securities.

The indenture defines “commercially reasonable efforts” in this context to mean commercially reasonable efforts on the part of Citigroup to complete the sale of shares of its common stock, including treasury shares, to third parties that are not subsidiaries of Citigroup. Citigroup will not be considered to have used its commercially reasonable efforts to effect a sale of stock if it determines not to pursue or complete such sale solely due to pricing or dilution considerations.

The sale of qualified warrants to pay deferred interest, subject to the restrictions and requirements set forth above, is an option that may be exercised at Citigroup’s sole discretion, subject to the APM maximum obligation and the share cap amount, and Citigroup will under no circumstances be obligated to sell qualified warrants or to apply the proceeds of any such sale to pay deferred interest on the junior subordinated debt securities. No class of investors of Citigroup’s securities, or any other party, may require Citigroup to issue qualified warrants.

Citigroup will not be required to apply the proceeds of stock sales to the payment of its deferred interest obligations on the junior subordinated debt securities prior to the fifth anniversary of the commencement of an extension period or the earlier payment of current interest during an extension period, but may elect to do so. Following such fifth anniversary or earlier payment of current interest, Citigroup will be required to apply the net proceeds received by it from sales of shares of its common stock, as promptly as practicable following receipt of such proceeds, to the payment of all amounts owing in respect of deferred interest, until all deferred interest has been paid in full; provided, that Citigroup shall not be obligated to sell its common stock or apply the proceeds from sales of its common stock, as applicable, to the payment of deferred interest on the junior subordinated debt securities if a market disruption event or supervisory event has occurred and is continuing. The application of proceeds from the sale of qualified warrants to pay deferred interest shall be within the sole discretion of Citigroup.

When subject to the alternative payment mechanism, Citigroup will not be obligated to issue common stock prior to the fifth anniversary of the commencement of an extension period if the gross proceeds of any issuance of common stock and qualified warrants applied to pay deferred interest on the junior subordinated debt securities pursuant to the alternative payment mechanism, together with the gross proceeds of all prior issuances of common stock and qualified warrants so applied since the commencement of that extension period, would exceed an amount equal to 2% of the product of (1) the average of the current stock market prices of our common stock on the 10 consecutive trading days ending on the fourth trading day immediately preceding the date of issuance and (2) the total number of issued and outstanding shares of our common stock as of the date of our then most recent publicly available consolidated financial statements (the “APM maximum obligation”). Once Citigroup reaches the APM maximum obligation for an extension period, Citigroup will not be obligated to issue more common stock or qualified warrants under the alternative payment mechanism prior to the fifth anniversary of the commencement of an extension period even if the current stock market price of Citigroup’s common stock or the number of outstanding shares of its common stock subsequently increase. The APM maximum obligation will cease to apply following the fifth anniversary of the commencement of an extension period, at which point Citigroup must repay any deferred interest, regardless of the time at which it was deferred, using the alternative payment mechanism, subject to any market disruption event, supervisory event, and the share cap amount. In addition, if the APM maximum obligation has been reached during an extension period and Citigroup subsequently repays all deferred interest, the APM maximum obligation will cease to apply at the termination of such extension period and will not apply again unless and until Citigroup starts a new extension period.

Citigroup is not permitted to sell shares of its common stock in an amount in excess of the “share cap amount” for the purpose of paying deferred interest on the junior subordinated debt securities. The “share cap amount” will initially equal million shares of Citigroup’s common stock, including treasury stock and shares of common stock sold pursuant to Citigroup’s dividend reinvestment plan and employee benefit plans. The share cap amount applies to payments of deferred interest on the junior subordinated debt securities only, and not to any payments that may be made on other securities using proceeds from the sale of common stock under terms similar to those of the alternative payment mechanism. If the issued and outstanding shares of Citigroup common stock shall have been changed into a different number of shares or a different class by reason of any stock split, reverse stock split, stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or other similar transaction, then the share cap amount shall be correspondingly adjusted.

Under the indenture, Citigroup will be required to increase the share cap amount to an amount that would allow Citigroup to raise sufficient proceeds to satisfy its obligations to pay deferred interest in full at the end of the first year of an extension period (and on each subsequent anniversary of the end of the first year of an extension period to the extent that an extension period would last more than one year), if the then-current share cap amount would not allow Citigroup to raise sufficient proceeds to satisfy its obligations to pay deferred interest (including compounded interest to that date) assuming a price per share equal to the average trading price of Citigroup’s common shares over the ten-trading-day period preceding such date; provided that Citigroup will not be obligated under the indenture to increase the share cap amount above      million shares.

If the      million share cap has been reached and is not sufficient to allow Citigroup to raise sufficient proceeds to pay deferred interest (including compounded interest) in full, then Citigroup intends (but is not obligated) to further increase the share cap amount only to the extent that (i) Citigroup can do so and simultaneously satisfy its future fixed or contingent obligations under other securities and derivative instruments that provide for settlement or payment in Citigroup’s common shares, or (ii) Citigroup cannot increase the share cap amount as contemplated in the preceding clause, but can do so by requesting Citigroup’s board of directors to adopt a resolution for shareholder vote at the next annual shareholders meeting occurring at least 4 months after the date on which the share cap amount has been reached to increase the number of Citigroup’s authorized common shares for purposes of satisfying its obligations to pay deferred interest.

Until the 10th anniversary of the first extension period, a covenant default will occur if Citigroup does not increase the share cap amount to an amount that is greater than      million shares when required to do so as described above; provided that no covenant default will occur if Citigroup has increased the share cap amount to      million shares. Although a covenant default will not constitute an event of default, it will constitute a default under the indenture and would give rise to a claim against Citigroup relating to the specific breached covenant; however, the remedy of holders of the capital securities may be limited to direct monetary damages (if any) or specific performance.

If, after Citigroup becomes subject to the alternative payment mechanism and a supervisory event has occurred and is continuing, Citigroup may choose to pay deferred interest using cash from any source (including from the sale of preferred stock), but is not obligated to do so.

Citigroup’s use of funds in an amount in excess of the new equity amount to pay deferred interest will not, by itself, constitute an event of default and acceleration under the indenture that would permit the indenture trustee or the holders of the junior subordinated debt securities to accelerate the junior subordinated debt securities.

In the event that net proceeds received by Citigroup from one or more sales of shares of its common stock and/or qualified warrants are not sufficient to satisfy the full amount of deferred interest, such net proceeds will be paid to the holders of the junior subordinated debt securities in chronological order; provided, however, that if Citigroup has outstanding securities in addition to the junior subordinated debt securities that rank equally in priority to the junior subordinated debt securities and under which it is obligated to sell shares of common stock and apply the net proceeds to payment of deferred interest, then on any date and for any period the amount of net proceeds received by Citigroup from such sales and available for payment of such deferred interest shall be applied on a pro rata basis to the amounts due on each series of securities up to any APM maximum obligation, share cap amount or other similar limit then applicable to that series.

A “market disruption event” means the occurrence or continuation of any of the following events or circumstances:

(1) Citigroup would be required to obtain the consent or approval of its shareholders or a regulatory body (including, without limitation, any securities exchange but excluding the Federal Reserve) or governmental authority to issue or sell such shares of its common stock and such consent or approval has not yet been obtained even though Citigroup has used commercially reasonable efforts to obtain the required consent or approval;

(2) trading in securities generally on the principal exchange on which Citigroup’s securities are listed and traded (currently the NYSE) shall have been suspended or materially disrupted or minimum prices shall have been established on any such exchange or market by the SEC, by the relevant exchange or any other regulatory body or governmental authority having jurisdiction;

(3) an event occurs and is continuing as a result of which the offering document for such offer and sale of securities would, in the reasonable judgment of Citigroup, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and either (i) the disclosure of that event at such time, in the reasonable judgment of Citigroup, would have a material adverse affect on Citigroup’s business or (ii) the disclosure relates to a previously undisclosed proposed or pending material development or business transaction, and Citigroup has a bona fide business reason for keeping the same confidential or the disclosure of which would impede Citigroup’s ability to consummate such transaction, provided that no single suspension period contemplated by this paragraph (3) may exceed 90 consecutive days and multiple suspension periods contemplated by this paragraph (3) may not exceed an aggregate of 90 days in any 180-day period;

(4) Citigroup reasonably believes that the offering document for such offer and sale of securities would not be in compliance with a rule or regulation of the SEC (for reasons other than those referred to in paragraph (3) above) and Citigroup is unable to comply with such rule or regulation or such compliance is impracticable, provided that no single suspension contemplated by this paragraph (4) may exceed 90 consecutive days and multiple suspension periods contemplated by this paragraph (4) may not exceed an aggregate of 90 days in any 180-day period;

(5) there is an adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, or the effect of international conditions on the financial markets in the United States and such adverse change materially disrupts or otherwise has a material adverse effect on the issuance, sale or trading of Citigroup common stock;

(6) a material disruption shall have occurred in commercial banking or securities settlement or clearing services in the United States; or

(7) a banking moratorium shall have been declared by federal or state authorities of the United States.

As promptly as possible after Citigroup becomes aware of the occurrence of a market disruption event or a supervisory event during the continuation of an extension period, it shall give a written notice to the trustee. Such notice shall identify which type of market disruption event, or that a supervisory event, has occurred and the date(s) on which that event occurred or existed. Citigroup’s obligation to continuously use its commercially reasonable efforts to sell its common stock to pay all deferred interest on the junior subordinated debt securities shall resume at such time as no market disruption event or supervisory event exists or is continuing.

A “supervisory event” shall commence upon the date Citigroup has notified the Federal Reserve of its intention both (1) to sell shares of its common stock and (2) to apply the net proceeds of such sale to pay deferred interest on the junior subordinated debt securities. A supervisory event shall cease on the business day following the earlier to occur of (A) the tenth business day after Citigroup gives notice to the Federal Reserve as described above (or such longer period as may be required by Federal Reserve order or by other supervisory action), so long as the Federal Reserve does not disapprove of either action mentioned in such notice, (B) the tenth anniversary of the commencement of any extension period, or (C) the day on which the Federal Reserve notifies Citigroup in writing that it no longer disapproves of Citigroup’s intention to both (1) issue or sell common stock and (2) apply the net proceeds from such sale to pay deferred interest on the junior subordinated debt securities. The occurrence and continuation of a supervisory event will excuse Citigroup from its obligation to continuously use commercially reasonable efforts to sell shares of its common stock and to apply the net proceeds of such sale to pay deferred interest on the junior subordinated debt securities and will permit Citigroup to pay deferred interest using cash from any other source (including from the sale of preferred stock) without breaching its obligations under the indenture. Because a supervisory event will exist if the Federal Reserve disapproves of either of these requests, the Federal Reserve will be able, without triggering a default under the indenture, to permit Citigroup to sell shares of its common stock but to prohibit Citigroup from applying the proceeds to pay deferred interest on the junior subordinated debt securities.

Requirement for Regulatory Approval Relating to the Payment of Deferred Interest

The indenture provides that Citigroup must notify the Federal Reserve (1) of the commencement of any extension period (2) of the fifth anniversary of the commencement of an extension period that is continuing or earlier payment of current interest during an extension period, and (3) of its intention to sell shares of its common stock and/or qualified warrants and to apply the net proceeds from such sale to pay deferred interest at least 25 business days in advance of the payment date (or such longer period as may be required by Federal Reserve order or by other supervisory action). In addition, under the indenture, Citigroup may only sell its common stock or qualified warrants at any time and apply the net proceeds of such sale to pay deferred interest on the junior subordinated debt securities if the Federal Reserve has not disapproved of either of these actions within 10 business days (or such longer period as may be required by Federal Reserve order or by other supervisory action) of the notice described in clause (3) above or has withdrawn its prior disapproval.

Additional Interest

If at any time Citigroup Capital is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States or any other taxing authority, then Citigroup will be required to pay additional interest on the junior subordinated debt securities. The amount of any additional interest will be an amount sufficient so that the net amounts received and retained by Citigroup Capital after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts Citigroup Capital would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that Citigroup Capital will be in the same position it would have been if it did not have to pay such taxes, duties, assessments or other charges. (Section 3.10(c)).

Indenture Events of Default and Acceleration

The indenture provides that the following are indenture events of default and acceleration relating to the junior subordinated debt securities:

(1) failure to pay in full interest accrued on any junior subordinated debt security upon the conclusion of a period consisting of 40 consecutive quarters commencing with the earliest quarter for which interest (including interest accrued on deferred payments) has not been paid in full and continuance of such failure to pay for a period of 30 days; or

(2) specified events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Citigroup.

If any indenture event of default and acceleration shall occur and be continuing, the institutional trustee, as the holder of the junior subordinated debt securities, will have the right to declare the principal of and the interest on the junior subordinated debt securities, including any compound interest and any additional interest, and any other amounts payable under the indenture to be immediately due and payable. The institutional trustee may also enforce its other rights as a creditor relating to the junior subordinated debt securities. (Section 5.2)

Indenture Defaults

The indenture provides that the following are indenture defaults relating to the junior subordinated debt securities:

(1) an indenture event of default and acceleration;

(2) a default in the payment of the principal of, or premium, if any, on, any junior subordinated debt security at its maturity;

(3) a default for 30 days in the payment of any installment of interest on any junior subordinated debt security when such is due (taking into account any extension period);

(4) a default for 90 days after written notice in the performance of any other covenant in respect of the junior subordinated debt securities; and

(5) Citigroup Capital shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence, except in connection with (i) the distribution of the junior subordinated debt securities to holders of the capital securities in liquidation or redemption of their interests in Citigroup Capital upon a Special Event, (ii) the redemption of all of the outstanding capital securities or (iii) certain mergers, consolidations or amalgamations of Citigroup Capital.

Any deferral of interest on the junior subordinated debt securities made in accordance with the provisions described above in “— Option to Extend Interest Payment Period” will not constitute a default under the indenture for the junior subordinated debt securities. (Section 5.7)

There is no right of acceleration with respect to indenture defaults, except for indenture defaults that are indenture events of default and acceleration. An indenture default also constitutes a declaration default. The holders of capital securities in limited circumstances have the right to direct the institutional trustee to exercise its rights as the holder of the junior subordinated debt securities. See “Description of the Capital Securities — Declaration Defaults” and “— Voting Rights.”

If a declaration default has occurred and is continuing and such event is attributable to the failure of Citigroup to pay interest or principal on the junior subordinated debt securities when such interest or principal is payable (other than in connection with a deferral of interest made in accordance with the provisions described above in “— Option to Extend Interest Payment Period”), Citigroup acknowledges that, in such event, a holder of capital securities may sue for payment on or after the respective due date specified in the junior subordinated debt securities. Citigroup may not amend the declaration to remove this right to bring a direct action without the prior written consent of all of the holders of capital securities of Citigroup Capital. Despite any payment made to such holder of capital securities by Citigroup in connection with a direct action, Citigroup shall remain obligated to pay the principal of or interest on the junior subordinated debt securities held by Citigroup Capital or the institutional trustee of Citigroup Capital. Citigroup shall be subrogated to the rights of the holder of such capital securities relating to payments on the capital securities to the extent of any payments made by Citigroup to such holder in any direct action. The holders of capital securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debt securities.

The indenture trustee may withhold notice to the holders of the junior subordinated debt securities of any default with respect thereto, except in the payment of principal, premium or interest, if it considers such withholding to be in the interests of such holders. (Section 6.2)

Modifications and Amendments

Modifications and amendments to the indenture through a supplemental indenture may be made by Citigroup and the indenture trustee with the consent of the holders of a majority in principal amount of the junior subordinated debt securities at the time outstanding. The indenture may also be modified, without the consent of holders, to increase the share cap amount. However, no such modification or amendment may, without the consent of the holder of each junior subordinated debt security affected thereby:

(1) modify the terms of payment of principal, premium, if any, or interest on such junior subordinated debt securities; or

(2) reduce the percentage of holders of junior subordinated debt securities necessary to modify or amend the indenture or waive compliance by Citigroup with any covenant or past default.

If the junior subordinated debt securities are held by Citigroup Capital or a trustee of Citigroup Capital, such supplemental indenture shall not be effective until the holders of a majority in liquidation preference of trust securities of Citigroup Capital shall have consented to such supplemental indenture. If the consent of the holder of each outstanding junior subordinated debt security is required, such supplemental indenture shall not be effective until each holder of the trust securities of Citigroup Capital shall have consented to such supplemental indenture. (Section 9.2)

Discharge and Defeasance

Citigroup may discharge most of its obligations under the indenture to holders of the junior subordinated debt securities if such junior subordinated debt securities have not already been delivered to the indenture trustee for cancellation and either have become due and payable or are by their terms due and payable within one year, or are to be called for redemption within one year, subject to the capital replacement covenant. Citigroup discharges its obligations by depositing with the indenture trustee an amount certified to be sufficient to pay when due the principal of and premium, if any, and interest on all outstanding junior subordinated debt securities and to make any mandatory scheduled installment payments thereon when due. (Section 4.1)

Unless otherwise specified in this prospectus relating to the junior subordinated debt securities, Citigroup, at its option:

(1) will be released from any and all obligations in respect of the junior subordinated debt securities, which is known as “defeasance and discharge”; or

(2) need not comply with certain covenants specified herein regarding the junior subordinated debt securities, which is known as “covenant defeasance.”

If Citigroup exercises its covenant defeasance option, the failure to comply with any defeased covenant and any default in the applicable resolution of the board of directors or supplemental indenture will no longer be a default under the indenture.

To exercise either its defeasance and discharge or covenant defeasance option, Citigroup must

(1) deposit with the indenture trustee, in trust, cash or U.S. government obligations in an amount sufficient to pay all the principal of and premium, if any, and any interest on the junior subordinated debt securities when such payments are due; and

(2) deliver an opinion of counsel, which, in the case of a defeasance and discharge, must be based upon a ruling or administrative pronouncement of the Internal Revenue Service (the “IRS”), to the effect that the holders of the junior subordinated debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit or defeasance and will be required to pay U.S. federal income tax in the same manner as if such defeasance had not occurred. (Sections 4.2, 4.3 and 4.4).

When there is a defeasance and discharge, the indenture will no longer govern the junior subordinated debt securities, Citigroup will no longer be liable for payment and the holders of such junior subordinated debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, Citigroup will continue to be obligated for payments when due if the deposited funds are not sufficient to pay the holders.

The obligations under the indenture to pay all expenses of Citigroup Capital, to register the transfer or exchange of junior subordinated debt securities, to replace mutilated, defaced, destroyed, lost or stolen junior subordinated debt securities, and to maintain paying agents and hold monies for payment in trust will continue even if Citigroup exercises its defeasance and discharge or covenant defeasance option.

Concerning the Indenture Trustee

The indenture trustee has extended substantial credit facilities, the borrowings under which constitute Senior Indebtedness, to Citigroup. Citigroup and certain of its subsidiaries also maintain bank accounts, borrow money and have other customary commercial banking or investment banking relationships with the indenture trustee in the ordinary course of business.

Consolidation, Merger and Sale of Assets

The indenture provides that Citigroup will not consolidate or merge with another corporation or convey, transfer or lease its assets substantially as an entirety unless:

•	the successor is a corporation organized in the United States and expressly assumes the due and punctual payment of the principal of, and premium, if any, and interest on all junior subordinated debt securities issued thereunder and the performance of every other covenant of the indenture on the part of Citigroup; and

•	immediately thereafter no default and no event which, after notice or lapse of time, or both, would become a default, shall have happened and be continuing.

Upon any such consolidation, merger, conveyance or transfer, the successor corporation shall succeed to and be substituted for Citigroup under the indenture. Thereafter the predecessor corporation shall be relieved of all obligations and covenants under the indenture and the junior subordinated debt securities. (Sections 8.1 and 8.2)

Book-Entry and Settlement

If distributed to holders of capital securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of Citigroup Capital, the junior subordinated debt securities will be issued in the form of one or more global certificates registered in the name of the depositary or its nominee. Each global certificate is referred to as a “global security.” Except under the limited circumstances described below under “— Discontinuance of the Depositary’s Services,” junior subordinated debt securities represented by a global security will not be exchangeable for, and will not otherwise be issuable as, junior subordinated debt securities in definitive form. The global securities may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in a global security.

Except as provided below, owners of beneficial interests in a global security will not be entitled to receive physical delivery of junior subordinated debt securities in definitive form and will not be considered the holders, as defined in the indenture, of the global security for any purpose under the indenture. A global security representing junior subordinated debt securities is only exchangeable for another global security of like denomination and tenor to be registered in the name of the depositary or its nominee or to a successor depositary or its nominee. This means that each beneficial owner must rely on the procedures of the depositary, or if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

The Depositary

If junior subordinated debt securities are distributed to holders of capital securities in liquidation of such holders’ interests in Citigroup Capital, DTC will act as securities depositary for the junior subordinated debt securities. As of the date of this prospectus, the description in this prospectus of DTC’s book-entry system and DTC’s practices as they relate to purchases, transfers, notices and payments relating to the capital securities apply in all material respects to any debt obligations represented by one or more global securities held by DTC. Citigroup may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for the global securities. For a description of DTC and the specific terms of the depositary arrangements, see “Description of the Capital Securities — Book-Entry Only Issuance.”

None of Citigroup, Citigroup Capital, the indenture trustee, any paying agent and any other agent of Citigroup or the indenture trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security for such junior subordinated debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Discontinuance of the Depositary’s Services

A global security shall be exchangeable for junior subordinated debt securities registered in the names of persons other than the depositary or its nominee only if:

•	the depositary notifies Citigroup that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed;

•	the depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed; or

•	Citigroup, in its sole discretion, determines that such global security shall be so exchangeable.

Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for junior subordinated debt securities registered in such names as the depositary shall direct. It is expected that such instructions will be based upon directions received by the depositary from its participants relating to ownership of beneficial interests in such global security.

Certain Covenants

If the junior subordinated debt securities are issued to Citigroup Capital or a trustee of such trust in connection with the issuance of trust securities by Citigroup Capital and

(1) there shall have occurred and be continuing a default under the indenture;

(2) Citigroup shall be in default relating to its payment or other obligations under the guarantee; or

(3) Citigroup shall have given notice of its election to defer payments of interest on the junior subordinated debt securities by extending the interest payment period and such period, or any extension of such period, shall be continuing;

then

(a) Citigroup and its subsidiaries shall not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of its capital stock or make any guarantee payment with respect thereto other than

•	purchases, redemptions or other acquisitions of shares of capital stock of Citigroup in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

•	purchases of shares of common stock of Citigroup pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the extension period, including under a contractually binding stock repurchase plan;

•	as a result of an exchange or conversion of any class or series of Citigroup’s capital stock for any other class or series of Citigroup’s capital stock;

•	the purchase of fractional interests in shares of Citigroup’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or

•	purchase of Citigroup’s capital stock in connection with the distribution thereof; and

(b) Citigroup and its subsidiaries shall not make any payment of interest, principal or premium on, or repay, purchase or redeem, any debt securities or guarantees issued by Citigroup that rank equally with or junior to the junior subordinated debt securities, other than

•	any payment of current or deferred interest on securities that rank equally with the junior subordinated debt securities that is made pro rata to the amounts due on such securities (including the junior subordinated debt securities), provided that any such payments of deferred interest are made in accordance with the fifth full paragraph on page 37 under “— Alternative Payment Mechanism;” and

•	any payments of deferred interest on securities that rank equally with the junior subordinated debt securities that, if not made, would give rise to an event of default permitting acceleration of such securities.

These restrictions, however, will not apply to any stock dividends paid by Citigroup where the dividend stock is the same stock as that on which the dividend is being paid. (Section 13.3)

So long as the trust securities remain outstanding, Citigroup will covenant to:

•	directly or indirectly maintain 100% ownership of the common securities of Citigroup Capital, unless a permitted successor of Citigroup succeeds to its ownership of the common securities;

•	not voluntarily dissolve, wind-up or terminate Citigroup Capital, except in connection with

(a) a distribution of junior subordinated debt securities or

(b) mergers, consolidations or amalgamations permitted by the declaration;

•	timely perform its duties as sponsor of Citigroup Capital; and

•	use its reasonable efforts to cause Citigroup Capital to

(a) remain a statutory trust, except in connection with the distribution of junior subordinated debt securities to the holders of trust securities in liquidation of Citigroup Capital, the redemption of all of the trust securities of Citigroup Capital, or mergers, consolidations or amalgamations, each as permitted by the declaration of Citigroup Capital, and

(b) otherwise continue to be classified as a grantor trust for United States federal income tax purposes. (Section 10.5)

Miscellaneous

The indenture provides that Citigroup will pay all fees and expenses related to:

•	the offering of the trust securities and the junior subordinated debt securities;

•	the organization, maintenance and dissolution of Citigroup Capital;

•	the retention of the regular trustees; and

•	the enforcement by the institutional trustee of the rights of the holders of the capital securities.

DESCRIPTION OF GUARANTEE

Set forth below is a summary of information concerning the guarantee that will be executed and delivered by Citigroup for the benefit of the holders of capital securities. The guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as the guarantee trustee. The terms of the guarantee will be those set forth in the guarantee and those made part of the guarantee by the Trust Indenture Act. The summary is not intended to be complete and is qualified in all respects by the provisions of the form of guarantee, which is filed as an exhibit to the registration statement of which this prospectus forms a part, and the Trust Indenture Act. The guarantee will be held by the guarantee trustee for the benefit of the holders of the capital securities.

General

Pursuant to, and to the extent set forth in the guarantee, Citigroup will irrevocably and unconditionally agree to pay in full to the holders of the capital securities, except to the extent paid by Citigroup Capital, as and when due, regardless of any defense, right of set-off or counterclaim that Citigroup Capital may have or assert, the following payments, which are referred to as “guarantee payments,” without duplication:

•	any accrued and unpaid distributions that are required to be paid on the capital securities, to the extent Citigroup Capital has funds available for such distributions;

•	the redemption price of $ per capital security, plus all accrued and unpaid distributions, to the extent Citigroup Capital has funds available for such redemptions, relating to any capital securities called for redemption by Citigroup Capital; and

•	upon a voluntary or involuntary dissolution, winding-up or termination of Citigroup Capital, other than in connection with the distribution of junior subordinated debt securities to the holders of capital securities or the redemption of all of the capital securities, the lesser of

•	the aggregate of the liquidation amount and all accrued and unpaid distributions on the capital securities to the date of payment, or

•	the amount of assets of Citigroup Capital remaining for distribution to holders of the capital securities in liquidation of Citigroup Capital.

Citigroup’s obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by Citigroup to the holders of capital securities or by causing Citigroup Capital to pay such amounts to such holders.

The guarantee will not apply to any payment of distributions or redemption price, or to payments upon the dissolution, winding-up or termination of Citigroup Capital, except to the extent Citigroup Capital has funds available for such payments. If Citigroup does not make interest payments on the junior subordinated debt securities, Citigroup Capital will not pay distributions on the capital securities and will not have funds available for such payments. The guarantee, when taken together with Citigroup’s obligations under the junior subordinated debt securities, the indenture and the declaration, including its obligations to pay costs, expenses, debts and liabilities of Citigroup Capital, other than those relating to trust securities, will provide a full and unconditional guarantee on a subordinated basis by Citigroup of payments due on the capital securities. Citigroup’s obligations in respect of the guarantee will be subordinated, both in liquidation and in priority of payment, to Senior Indebtedness of Citigroup to the same extent that the junior subordinated debt securities are subordinated to Senior Indebtedness of Citigroup. See “Description of the Junior Subordinated Debt Securities.”

Important Covenants of Citigroup

In the guarantee, Citigroup will covenant that, so long as any capital securities remain outstanding, if there shall have occurred any event that would constitute an event of default under such guarantee or a default under the declaration, then:

•	Citigroup and its subsidiaries shall not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of its capital stock or make any guarantee payment with respect thereto other than

(1) purchases, redemptions or other acquisitions of shares of capital stock of Citigroup in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

(2) purchases of shares of common stock of Citigroup pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the extension period, including under a contractually binding stock repurchase plan;

(3) as a result of an exchange or conversion of any class or series of Citigroup’s capital stock for any other class or series of Citigroup’s capital stock;

(4) the purchase of fractional interests in shares of Citigroup’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or

(5) purchase of Citigroup’s capital stock in connection with the distribution thereof; and

•	Citigroup and its subsidiaries shall not make any payment of interest, principal or premium on, or repay, purchase or redeem, any debt securities or guarantees issued by Citigroup that rank equally with or junior to the junior subordinated debt securities, other than

•	any payment of current or deferred interest on securities that rank equally with the junior subordinated debt securities that is made pro rata to the amounts due on such securities (including the junior subordinated debt securities), provided that any such payments of deferred interest are made in accordance with the fifth full paragraph on page 37 under “Description of the Junior Subordinated Debt Securities — Alternative Payment Mechanism;” and

•	any payments of deferred interest on securities that rank equally with the junior subordinated debt securities that, if not made, would give rise to an event of default permitting acceleration of such securities.

The above restrictions, however, will not apply to any stock dividends paid by Citigroup where the dividend stock is the same stock as that on which the dividend is being paid.

In addition, if any extension period lasts longer than one year, unless required to do so by the Federal Reserve and subject to the exceptions listed in the preceding paragraph, Citigroup will not, and it will not permit its subsidiaries to, purchase any of its common stock for a one-year period following the payment of all deferred interest pursuant to the alternative payment mechanism.

Modification of Guarantee; Assignment

The guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding capital securities. No vote will be required, however, for any changes that do not adversely affect the rights of holders of capital securities. All guarantees and agreements contained in the guarantee shall bind the successors, assignees, receivers, trustees and representatives of Citigroup and shall inure to the benefit of the holders of the capital securities then outstanding.

Events of Default

An event of default under the guarantee will occur upon the failure of Citigroup to perform any of its payment or other obligations required by the guarantee. The holders of a majority in aggregate liquidation amount of the capital securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

If the guarantee trustee fails to enforce its rights under the guarantee, any holder of related capital securities may directly sue Citigroup to enforce the guarantee trustee’s rights under the guarantee without first suing Citigroup Capital, the guarantee trustee or any other person or entity. A holder of capital securities may also directly sue Citigroup to enforce such holder’s right to receive payment under the guarantee without first (1) directing the guarantee trustee to enforce the terms of the guarantee or (2) suing Citigroup Capital or any other person or entity.

Citigroup will be required to provide to the guarantee trustee such documents, reports and information as required by the Trust Indenture Act.

Information Concerning the Guarantee Trustee

Prior to the occurrence of a default relating to the guarantee, the guarantee trustee undertakes to perform only such duties as are specifically set forth in the guarantee. After such default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of capital securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Termination of the Guarantee

The guarantee will terminate as to the capital securities upon full payment of the redemption price of all capital securities, upon distribution of the junior subordinated debt securities to the holders of the capital securities or upon full payment of the amounts payable in accordance with the declaration upon liquidation of Citigroup Capital. The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of capital securities must restore payment of any sums paid under the capital securities or the guarantee.

Status of the Guarantee

The guarantee will constitute an unsecured obligation of Citigroup and will rank:

•	junior in liquidation and in priority of payment to all Senior Indebtedness of Citigroup to the extent provided in the indenture; and

•	equally with all other enhanced trust preferred security guarantees that Citigroup issues in the future.

The terms of the capital securities provide that each holder of capital securities by acceptance of such securities agrees to the subordination provisions and other terms of the guarantee.

The guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may directly sue the guarantor to enforce its rights under the guarantee without suing any other person or entity.

Governing Law

The guarantee for all purposes will be governed by and construed in accordance with the laws of the State of New York.

EFFECT OF OBLIGATIONS UNDER THE
JUNIOR SUBORDINATED DEBT SECURITIES AND THE GUARANTEE

As set forth in the declaration, the sole purpose of Citigroup Capital is to issue the trust securities and to invest the proceeds from such issuance in the junior subordinated debt securities.

As long as payments of interest and other payments are made when due on the junior subordinated debt securities, such payments will be sufficient to cover the distributions and payments due on the trust securities. This is due to the following factors:

•	the aggregate principal amount of junior subordinated debt securities will be equal to the aggregate stated liquidation amount of the trust securities;

•	the interest rate and the interest and other payment dates on the junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the capital securities;

•	under the indenture, Citigroup will pay, and Citigroup Capital will not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of Citigroup Capital other than those relating to the trust securities; and

•	the declaration further provides that the regular trustees may not cause or permit Citigroup Capital to engage in any activity that is not consistent with the purposes of Citigroup Capital.

Payments of distributions, to the extent there are available funds, and other payments due on the capital securities, to the extent there are available funds, are guaranteed by Citigroup to the extent described in this prospectus. If Citigroup does not make interest payments on the junior subordinated debt securities, Citigroup Capital will not have sufficient funds to pay distributions on the capital securities. The guarantee is a subordinated guarantee in relation to the capital securities. The guarantee does not apply to any payment of distributions unless and until Citigroup Capital has sufficient funds for the payment of such distributions. See “Description of Guarantee.”

The guarantee covers the payment of distributions and other payments on the capital securities only if and to the extent that Citigroup has made a payment of interest or principal or other payments on the junior subordinated debt securities. The guarantee, when taken together with Citigroup’s obligations under the junior subordinated debt securities and the indenture and its obligations under the declaration, will provide a full and unconditional guarantee of distributions, redemption payments and liquidation payments on the capital securities.

If Citigroup fails to make interest or other payments on the junior subordinated debt securities when due, taking account of any extension period, the declaration allows the holders of the capital securities to direct the institutional trustee to enforce its rights under the junior subordinated debt securities. If the institutional trustee fails to enforce these rights, any holder of capital securities may directly sue Citigroup to enforce such rights without first suing the institutional trustee or any other person or entity. See “Description of the Capital Securities — Declaration Defaults” and “— Voting Rights.” Although various events may constitute defaults under the indenture, a default that is not an “event of default and acceleration” will not trigger the acceleration of principal and interest on the junior subordinated debt securities. Such acceleration of principal and interest will occur only upon Citigroup’s failure to pay in full all interest accrued upon the conclusion of an extension period of 40 quarters (10 years) or as a result of specified events of bankruptcy, insolvency, or reorganization of Citigroup. See “Description of the Junior Subordinated Debt Securities — Indenture Events of Default and Acceleration.”

A holder of capital securities may institute a direct action if a declaration default has occurred and is continuing and such event is attributable to the failure of Citigroup to pay interest or principal on the junior subordinated debt securities on the date such interest or principal is otherwise payable. A direct action may be brought without first (1) directing the institutional trustee to enforce the terms of the junior subordinated debt securities or (2) suing Citigroup to enforce the institutional trustee’s rights under the junior subordinated debt securities. In connection with such direct action, Citigroup will be subrogated to the rights of such holder of capital securities under the declaration to the extent of any payment made by Citigroup to such holder of capital securities. Consequently, Citigroup will be entitled to payment of amounts that a holder of capital securities receives in respect of an unpaid distribution to the extent that such holder receives or has already received full payment relating to such unpaid distribution from Citigroup Capital.

Citigroup acknowledges that the guarantee trustee will enforce the guarantee on behalf of the holders of the capital securities. If Citigroup fails to make payments under the guarantee, the guarantee allows the holders of the capital securities to direct the guarantee trustee to enforce its rights thereunder. If the guarantee trustee fails to enforce the guarantee, any holder of capital securities may directly sue Citigroup to enforce the guarantee trustee’s rights under the guarantee. Such holder need not first sue Citigroup Capital, the guarantee trustee, or any other person or entity. A holder of capital securities may also directly sue Citigroup to enforce such holder’s right to receive payment under the guarantee. Such holder need not first (1) direct the guarantee trustee to enforce the terms of the guarantee or (2) sue Citigroup Capital or any other person or entity.

Citigroup and Citigroup Capital believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by Citigroup of payments due on the capital securities. See “Description of Guarantee — General.”

CERTAIN TERMS OF THE CAPITAL REPLACEMENT COVENANT

The following is a summary of certain terms of the capital replacement covenant. This summary is not a complete description of the capital replacement covenant and is qualified in its entirety by the terms and provisions of the full document, which will be filed by Citigroup on a Current Report on Form 8-K and incorporated by reference into the registration statement of which this prospectus is a part.

Citigroup will covenant in the capital replacement covenant for the benefit of persons that buy or hold a specified series of its long-term indebtedness that ranks senior to the junior subordinated debt securities that it will not repay, redeem or purchase, and it will cause its subsidiaries, including Citigroup Capital, not to repay, redeem or purchase, the junior subordinated debt securities or the capital securities before          , 20  , unless:

•	Citigroup has obtained the prior approval of the Federal Reserve, if such approval is then required by the Federal Reserve; and

•	subject to certain limitations, during the six (6) months prior to the date of that repayment, redemption or purchase Citigroup has received proceeds from the sale of replacement capital securities in the amounts specified in the capital replacement covenant (which amounts will vary based on the redemption date and the type of securities sold). Replacement capital securities are securities that have equity-like characteristics that are the same as, or more equity-like than, the applicable characteristics of the capital securities at the time of repayment, redemption or purchase.

The term “repay” in this paragraph includes the defeasance by Citigroup of the junior subordinated debt securities, as well as the satisfaction and discharge of its obligations under the indenture.

Citigroup’s covenants in the capital replacement covenant run only to the benefit of holders of the specified series of its long-term indebtedness (the “covered debt”). The capital replacement covenant is not intended for the benefit of holders of the capital securities and may not be enforced by them, and the capital replacement covenant is not a term of the indenture, the declaration or the capital securities.

Citigroup’s ability to raise proceeds from replacement capital securities during the six months prior to a proposed redemption or purchase will depend on, among other things, market conditions at that time as well as the acceptability to prospective investors of the terms of those replacement capital securities.

•	Citigroup may amend or supplement the capital replacement covenant with the consent of the holders of a majority by principal amount of the debt that at the time of the amendment or supplement is the covered debt. Citigroup may, acting alone and without the consent of the holders of the covered debt, amend or supplement the capital replacement covenant (i) to eliminate common stock, debt exchangeable for common stock, rights to acquire common stock, and/or mandatorily convertible preferred stock as replacement capital securities if, after the date of the capital replacement covenant, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective such that there is more than an insubstantial risk that failure to do so would result in a reduction in Citigroup’s earnings per share as calculated in accordance with generally accepted accounting principles in the United States; (ii) if the amendment or supplement is not adverse to the holders of the then-effective series of covered debt and an officer of Citigroup has delivered a written certificate to the holders of the covered debt to this effect; or (iii) if the effect of such amendment or supplement is solely to impose additional restrictions on, or eliminate certain of, the types of securities qualifying as replacement capital securities (other than the securities covered by the (i) clause above), and an officer of Citigroup has delivered a written certificate to the holders of the then-effective covered debt stating that, in his or her determination, such amendment or supplement would not adversely affect them.

The capital replacement covenant will terminate upon the earlier to occur of (i)           , 20   ; (ii) the date on which the holders of a majority of the principal amount of the then outstanding specified series of long term indebtedness agree to terminate the capital replacement covenant; (iii) the date on which Citigroup no longer has outstanding any indebtedness eligible to qualify as covered debt as defined in the capital replacement covenant; or (iv) the occurrence of an event of default and acceleration under the indenture.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of certain United States federal income tax consequences of the purchase, ownership and disposition of capital securities. The summary is based on:

•	laws;

•	regulations;

•	rulings; and

•	decisions now in effect,

all of which may change, possibly with retroactive effect. This summary deals only with a beneficial owner of capital securities that purchases the capital securities upon original issuance at the initial issue price and who will hold the capital securities as capital assets. This summary does not address all of the United States federal income tax considerations that may be relevant to a beneficial owner of capital securities. For example, this summary does not address tax considerations applicable to investors to whom special tax rules may apply, including:

•	banks or other financial institutions;

•	tax-exempt entities;

•	insurance companies;

•	regulated investment companies;

•	common trust funds;

•	entities that are treated for United States federal income tax purposes as partnerships or other pass-through entities;

•	controlled foreign corporations;

•	dealers in securities or currencies;

•	persons that will hold the capital securities as a hedge or in order to hedge against currency risk or as a part of an integrated investment, including a straddle or conversion transaction, comprised of a capital security and one or more other positions; or

•	United States holders (as defined below) that have a functional currency other than the U.S. dollar.

As used in this summary, a “United States holder” is a beneficial owner of capital securities who is:

•	a citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or any political subdivision thereof;

•	an estate, if United States federal income taxation is applicable to the income of such estate regardless of the income’s source; or

•	a trust if a United States court is able to exercise primary supervision over the trust’s administration and one or more United States persons have the authority to control all of the trust’s substantial decisions.

As used in this summary, the term “non-United States holder” means a beneficial owner of capital securities who is not a United States holder and the term “United States” means the United States of America, including the fifty states and the District of Columbia, but excluding its territories and possessions.

Prospective investors should consult their tax advisors in determining the tax consequences to them of purchasing, holding and disposing of the capital securities, including the application to their particular situation of the United States federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

Classification of the Junior Subordinated Debt Securities

In connection with the issuance of the junior subordinated debt securities, Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to Citigroup and Citigroup Capital, will render its opinion generally to the effect that, although the matter is not free from doubt, under then current law and assuming full compliance with the terms of the indenture and other relevant documents, and based on the facts and assumptions contained in such opinion, the junior subordinated debt securities held by Citigroup Capital will be classified for United States federal income tax purposes as indebtedness of Citigroup. The remainder of this discussion assumes that the classification of the junior subordinated debt securities as indebtedness will be respected for United States federal income tax purposes.

Classification of Citigroup Capital

In connection with the issuance of the capital securities, Skadden, Arps, Slate, Meagher & Flom LLP will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the declaration, the indenture and other relevant documents, and based on the facts and assumptions contained in such opinion, Citigroup Capital will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of capital securities generally will be considered the owner of an undivided interest in the junior subordinated debt securities. Each United States holder will be required to include in its gross income all interest or original issue discount (“OID”) and any gain recognized relating to its allocable share of those junior subordinated debt securities.

United States Holders

Interest Income and Original Issue Discount

Under applicable Treasury regulations, a “remote” contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. Citigroup believes that the likelihood of its exercising its option to defer payments is remote within the meaning of the Treasury regulations. Based on the foregoing, Citigroup believes that, although the matter is not free from doubt, the junior subordinated debt securities will not be considered to be issued with OID at the time of their original issuance. Accordingly, each United States holder of capital securities should include in gross income such United States holder’s allocable share of interest on the junior subordinated debt securities in accordance with such United States holder’s method of tax accounting.

Under the regulations, if the option to defer any payment of interest was determined not to be “remote,” or if Citigroup exercised such option, the junior subordinated debt securities would be treated as issued with OID at the time of issuance or at the time of such exercise, as the case may be. Then, all stated interest on the junior subordinated debt securities would thereafter be treated as OID as long as the junior subordinated debt securities remained outstanding. In such event, all of a United States holder’s taxable interest income relating to the junior subordinated debt securities would constitute OID that would have to be included in income on an economic accrual basis before the receipt of the cash attributable to the interest, regardless of such United States holder’s method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a United States holder of capital securities would be required to include in gross income OID even though Citigroup would not make any actual cash payments during an extension period.

No rulings or other interpretations have been issued by the IRS which have addressed the meaning of the term “remote” as used in the applicable Treasury regulations, and it is possible that the IRS could take a position contrary to the interpretation in this prospectus.

Because income on the capital securities will constitute interest or OID, corporate holders of capital securities will not be entitled to a dividends-received deduction relating to any income recognized relating to the capital securities, and individual holders will not be entitled to a lower income tax rate in respect of certain dividends, relating to any income recognized relating to the capital securities.

Receipt of Junior Subordinated Debt Securities or Cash upon Liquidation of Citigroup Capital

Under the circumstances described in this prospectus, junior subordinated debt securities may be distributed to holders in exchange for capital securities upon the liquidation of Citigroup Capital. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a non-taxable event to each United States holder. Each United States holder would continue to be taxed with respect to the junior subordinated debt securities received in the liquidation as described herein with respect to the capital securities. Accordingly, each United States holder would have an aggregate tax basis in the junior subordinated debt securities equal to the holder’s aggregate tax basis in its capital securities, and the United States holder’s holding period in the junior subordinated debt securities would include the period during which the capital securities were held by such holder. See “Description of the Capital Securities — Distribution of the Junior Subordinated Debt Securities.”

Under the circumstances described in this prospectus, the junior subordinated debt securities may be redeemed by Citigroup for cash and the proceeds of such redemption distributed by Citigroup Capital to holders in redemption of their capital securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed capital securities. Accordingly, a United States holder could recognize gain or loss as if it had sold such redeemed capital securities for cash. See “Description of the Capital Securities — Special Event Redemption” and “— Sale, Exchange, or Other Disposition of Capital Securities” below.

Sale, Exchange, or Other Disposition of Capital Securities

Upon the sale, exchange, retirement or other taxable disposition (collectively, a “disposition”) of a capital security, a United States holder will be considered to have disposed of all or part of its ratable share of the junior subordinated debt securities. Such United States holder will recognize gain or loss equal to the difference between its adjusted tax basis in the capital securities and the amount realized on the disposition of such capital securities. Assuming that Citigroup does not exercise its option to defer payment of interest on the junior subordinated debt securities and that the junior subordinated debt securities are not deemed to be issued with OID, a United States holder’s adjusted tax basis in the capital securities generally will be its initial purchase price. If the junior subordinated debt securities are deemed to be issued with OID, a United States holder’s tax basis in the capital securities generally will be its initial purchase price, increased by OID previously includible in such United States holder’s gross income to the date of disposition and decreased by distributions or other payments received on the capital securities since and including the date that the junior subordinated debt securities were deemed to be issued with OID. Such gain or loss generally will be a capital gain or loss, except to the extent of any accrued interest relating to such United States holder’s ratable share of the junior subordinated debt securities required to be included in income, and generally will be a long-term capital gain or loss if the capital securities have been held for more than one year.

Should Citigroup exercise its option to defer payment of interest on the junior subordinated debt securities, the capital securities may trade at a price that does not fully reflect the accrued but unpaid interest relating to the underlying junior subordinated debt securities. In the event of such a deferral, a United States holder who disposes of its capital securities between record dates for payments of distributions will be required to include in income as ordinary income accrued but unpaid interest on the junior subordinated debt securities to the date of disposition and to add such amount to its adjusted tax basis in its ratable share of the underlying junior subordinated debt securities deemed disposed of. To the extent the selling price is less than the holder’s adjusted tax basis, such holder will recognize a capital loss. Capital losses generally cannot be applied to offset ordinary income for United States federal income tax purposes.

Information Reporting and Backup Withholding

Generally, income on the capital securities will be reported to the IRS and to holders on Forms 1099-INT, which forms should be mailed to holders of capital securities by January 31 following each calendar year of payment. In addition, United States holders may be subject to a backup withholding tax on such payments if they do not provide their taxpayer identification numbers to the trustee in the manner required, fail to certify that they are not subject to backup withholding tax, or otherwise fail to comply with applicable backup withholding tax rules. United States holders may also be subject to information reporting and backup withholding tax with respect to the proceeds from a disposition of the capital securities. Any amounts withheld under the backup withholding rules will be allowed as a credit against the United States holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

Non-United States Holders

Under current United States federal income tax law, although not free from doubt:

•	withholding of United States federal income tax will not apply to a payment on a capital security to a non-United States holder, provided that,

(1) the holder does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of Citigroup entitled to vote and is not a controlled foreign corporation related to Citigroup through stock ownership;

(2) the beneficial owner provides a statement signed under penalties of perjury that includes its name and address and certifies that it is a non-United States holder in compliance with applicable requirements; and

(3) neither Citigroup nor its paying agent has actual knowledge or reason to know that the beneficial owner of the note is a United States holder.

•	withholding of United States federal income tax will generally not apply to any gain realized on the disposition of a capital security.

Despite the above, if a non-United States holder is engaged in a trade or business in the United States (or, if certain tax treaties apply, if the non-United States holder maintains a permanent establishment within the United States) and the interest on the capital securities is effectively connected with the conduct of that trade or business (or, if certain tax treaties apply, attributable to that permanent establishment), such non-United States holder will be subject to United States federal income tax on the interest on a net income basis in the same manner as if such non-United States holder were a United States holder. In addition, a non-United States holder that is a foreign corporation engaged in a trade or business in the United States may be subject to a 30% (or, if certain tax treaties apply, such lower rates as provided) branch profits tax.

Any gain realized on the disposition of a capital security generally will not be subject to United States federal income tax unless:

•	that gain is effectively connected with the non-United States holder’s conduct of a trade or business in the United States (or, if certain tax treaties apply, is attributable to a permanent establishment maintained by the non-United States holder within the United States); or

•	the non-United States holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

In general, backup withholding and information reporting will not apply to a payment of interest on a capital security to a non-United States holder, or to proceeds from the disposition of a capital security by a non-United States holder, in each case, if the holder certifies under penalties of perjury that it is a non-United States holder and neither Citigroup nor its paying agent has actual knowledge to the contrary. Any amounts withheld under the backup withholding rules will be refunded or credited against the non-United States holder’s United States federal income tax liability provided the required information is timely furnished to the IRS. In certain circumstances, if a capital security is not held through a qualified intermediary, the amount of payments made on such capital security, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS IN DETERMINING THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

ERISA CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan governed by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the ERISA plan’s particular circumstances before authorizing an investment in the capital securities of Citigroup Capital. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the ERISA plan and whether the investment is appropriate for the ERISA plan in view of its overall investment policy and diversification of its portfolio.

Certain provisions of ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), prohibit employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, plans described in Section 4975(e)(1) of the Code (including, without limitation, retirement accounts and Keogh Plans), and entities whose underlying assets include plan assets by reason of a plan’s investment in such entities (including, without limitation, as applicable, insurance company general accounts), from engaging in certain transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan or entity. Governmental and other plans that are not subject to ERISA or to the Code may be subject to similar restrictions under state, federal or local law. Any employee benefit plan or other entity, to which such provisions of ERISA, the Code or similar law apply, proposing to acquire the capital securities should consult with its legal counsel.

The U.S. Department of Labor has issued a regulation with regard to whether the underlying assets of an entity in which employee benefit plans acquire equity interests are deemed to be plan assets (the “Plan Asset Regulation”). Under such regulation, for purposes of ERISA and section 4975 of the Code, the assets of Citigroup Capital would be deemed to be “plan assets” of a plan whose assets were used to purchase capital securities of Citigroup Capital if the capital securities of Citigroup Capital were considered to be equity interests in Citigroup Capital and no exception to plan asset status were applicable under such regulation.

The Plan Asset Regulation defines an “equity interest” as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Although it is not free from doubt, capital securities of Citigroup Capital offered hereby should be treated as “equity interests” for purposes of the Plan Asset Regulation.

One exception to plan asset status under the Plan Asset Regulation (which we refer to as the “Publicly Offered Securities Exception”) applies to a class of “equity” interests that are (i) widely held (i.e., held by 100 or more investors who are independent of the issuer and each other), (ii) freely transferable, and (iii) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 (the “34 Act”), or (b) sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and such class is registered under the 34 Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. Although no assurances can be given, the underwriters believe that the Publicly Offered Securities Exception will be applicable to the capital securities of Citigroup Capital offered hereby.

If, however, the assets of Citigroup Capital were deemed to be plan assets of plans that are holders of the capital securities of Citigroup Capital, a plan’s investment in the capital securities of Citigroup Capital might be deemed to constitute a delegation under ERISA of the duty to manage plan assets by a fiduciary investing in capital securities of Citigroup Capital. Also, Citigroup might be considered a “party in interest” or “disqualified person” relating to plans whose assets were used to purchase capital securities of Citigroup Capital. If this were the case, an investment in capital securities of Citigroup Capital by a plan might constitute, or in the course of the operation of Citigroup Capital give rise to, one or more prohibited transactions under ERISA or the Code. In particular, it is likely that under such circumstances a prohibited extension of credit to Citigroup would be considered to occur under ERISA and the Code.

In addition, Citigroup might be considered a “party in interest” or “disqualified person” for certain plans for reasons unrelated to the operation of Citigroup Capital, e.g., because of the provision of services by Citigroup or its affiliates to the plan. A purchase of capital securities of Citigroup Capital by any such plan would be likely to result in a prohibited extension of credit to Citigroup, without regard to whether the assets of Citigroup Capital constituted plan assets.

Accordingly, the capital securities of Citigroup Capital may be not purchased, held or disposed by any plan or any person investing “plan assets” of any plan that is subject to the prohibited transaction rules of ERISA or Section 4975 of the Code or other similar law, unless one of the following Prohibited Transaction Class Exemptions (“PTCE”) issued by the Department of Labor (or similar exemption or exception) applies to such purchase, holding and disposition:

•	PTCE 96-23 for transactions determined by in-house asset managers,

•	PTCE 95-60 for transactions involving insurance company general accounts,

•	PTCE 91-38 for transactions involving bank collective investment funds,

•	PTCE 90-1 for transactions involving insurance company separate accounts, or

•	PTCE 84-14 for transactions determined by independent qualified professional asset managers.

Any purchaser of the capital securities of Citigroup Capital or any interest therein will be deemed to have represented and warranted to Citigroup Capital on each day from and including the date of its purchase of such capital securities through and including the date of disposition of such capital securities that either:

(a) it is not a plan subject to Title I of ERISA or Section 4975 of the Code and is not purchasing such securities or interest therein on behalf of, or with “plan assets” of, any such plan;

(b) its purchase, holding and disposition of the capital securities are not and will not be prohibited because they are exempted by one or more of the following prohibited transaction exemptions: PTCE 96-23, 95-60, 91-38, 90-1 or 84-14; or

(c) it is a governmental plan (as defined in section 3 or ERISA) or other plan that is not subject to the provisions of Title I or ERISA or Section 4975 of the Code and its purchase, holding and disposition of capital securities are not otherwise prohibited.

The discussion set forth above is general in nature and is not intended to be complete. Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that any person considering the purchase of capital securities of Citigroup Capital with plan assets consult with its counsel regarding the consequences under ERISA and the Code, or other similar law, of the acquisition and ownership of capital securities of Citigroup Capital and the availability of exemptive relief under the class exemptions listed above. The sale of the capital securities of Citigroup Capital to a plan is in no respect a representation by Citigroup Capital or the underwriters that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

UNDERWRITING

The terms and conditions set forth in the underwriting agreement dated          , 20   govern the sale and purchase of the capital securities. Each underwriter named below has severally agreed to purchase from Citigroup Capital, and Citigroup Capital has agreed to sell to each underwriter, the number of capital securities set forth opposite the name of each underwriter.

Number of
Capital
Underwriter	Securities

Total

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the capital securities are subject to the approval of legal matters by their counsel and to other conditions. The underwriters are committed to take and pay for all of the capital securities if any are taken.

Citigroup Capital and Citigroup have granted an option to the underwriters to purchase up to an additional           capital securities at the public offering price. The underwriters may exercise this option for 30 days from the date of this prospectus solely to cover any over-allotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional capital securities proportionate to that underwriter’s initial number of capital securities purchased reflected in the table above.

The following table summarizes the commissions to be paid by Citigroup to the underwriters:

	Per Capital
	Security	Total

Public offering price	$		$(1)
Underwriting commissions to be paid by Citigroup	$(2)		$(2)
Proceeds to Citigroup Capita	$	$

(1)	Total amounts have been calculated assuming no exercise of the underwriters’ over-allotment option.

(2)	Underwriting commissions of $ per capital security will be paid by Citigroup; provided, however, that for sales to certain institutions, the commissions will be $ per capital security.

Citigroup estimates that its total expenses for the offering, excluding underwriting commissions, will be approximately $     .

The underwriters propose to offer part of the capital securities directly to the public at the initial public offering price set forth above and part of the capital securities to certain dealers at the initial public offering price less a concession not in excess of $      per capital security; provided, however, that such concession for sales to certain institutions will not be in excess of $      per capital security. The underwriters may allow, and such dealers may reallow, a concession not in excess of $      per capital security to brokers and dealers, provided, however, that such re-allowance concession for sales to certain institutions will not be in excess of $      per capital security.

After the initial public offering, the public offering prices and the concessions to dealers may be changed by the representatives of the underwriters.

The underwriters are offering the capital securities subject to prior sale and their acceptance of the capital securities from Citigroup. The underwriters may reject any order in whole or in part.

Citigroup Capital and Citigroup have agreed, during the period beginning on the date of the underwriting agreement and continuing to and including the date that is sixty days after the closing date for the purchase of the capital securities, not to offer, sell, contract to sell or otherwise dispose of any preferred securities, any preferred stock or any other securities, including any backup undertakings of such preferred stock or other securities, of Citigroup or of Citigroup Capital, in each case that are substantially similar to the capital securities, or any securities convertible into or exchangeable for the capital securities or such substantially similar securities of either Citigroup Capital or Citigroup, except securities in this offering or with the prior written consent of the underwriters.

Underwriters, dealers and agents may be entitled, under agreements with Citigroup Capital and Citigroup, to indemnification by Citigroup against liabilities relating to material misstatements and omissions. Underwriters, dealers, agents and their affiliates may engage in transactions (which may include commercial banking transactions) with, and perform services for, Citigroup Capital and Citigroup and affiliates of Citigroup Capital and Citigroup in the ordinary course of business.

In accordance with Regulation M of the United States Securities Exchange Act of 1934, the underwriters may over-allot or effect transactions that stabilize or cover, each of which is described below.

•	Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters.

•	Stabilizing transactions involve bids to purchase the capital securities so long as the stabilizing bids do not exceed a specified maximum.

•	Covering transactions involve purchases of the capital securities in the open market after the distribution has been completed in order to cover short positions.

These transactions may cause the price of the capital securities to be higher than it would otherwise be in the absence of such transactions. The underwriters are not required to engage in any of these activities and may end any of these activities at any time. The underwriters may also impose a penalty bid. Penalty bids permit an underwriter to reclaim a selling concession from a syndicate member when that underwriter, in covering syndicate short positions or making stabilizing purchases, purchases capital securities originally sold by that syndicate member.

The capital securities are a new series of securities with no established trading market. Citigroup will apply to list the capital securities on the NYSE. If approved for listing, Citigroup expects the capital securities will begin trading on the NYSE within 30 days after they are first issued. Citigroup Capital and Citigroup have been advised by the underwriters that they presently intend to make a market in the capital securities, as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the capital securities and may discontinue any market making at any time at their sole discretion. Accordingly, neither Citigroup Capital nor Citigroup can make any assurance as to the liquidity of, or trading markets for, the capital securities.

This prospectus may also be used by Citigroup’s broker-dealer subsidiaries and other subsidiaries or affiliates of Citigroup in connection with offers and sales of the capital securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Any of these subsidiaries may act as principal or agent in such transactions.

If any broker-dealer subsidiary of Citigroup makes an offering of the capital securities, such offering will be conducted pursuant to any applicable sections of Rule 2810 of the Conduct Rules of the NASD. The underwriters may not confirm sales to any discretionary account without the prior specific written approval of a customer.

We expect delivery of the capital securities will be made against payment therefor on or about          , 20  , which is the           business day after the date hereof. Under Rule 15c6-1 of the Securities Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the capital securities on the date hereof or the      business days hereafter will be required, by virtue of the fact that the capital securities initially will not settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

The underwriters have agreed that they will not offer, sell or deliver any of the capital securities, directly or indirectly, or distribute this prospectus or any other offering material related to the capital securities, in or from any jurisdiction, except when to the best knowledge and belief of the underwriter it is permitted under applicable laws and regulations. In so doing, the underwriters will not impose any obligations on Citigroup Capital or Citigroup, except as set forth in the underwriting agreement.

LEGAL MATTERS

Skadden, Arps, Slate, Meagher & Flom LLP New York, New York, will act as legal counsel to Citigroup. Cleary Gottlieb Steen & Hamilton LLP will act as legal counsel to the underwriters. Cleary Gottlieb Steen & Hamilton LLP has from time to time acted as counsel for Citigroup and its subsidiaries and may do so in the future.

EXPERTS

The consolidated financial statements of Citigroup Inc. as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 have been incorporated by reference in this prospectus in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing. The report of KPMG LLP on the consolidated financial statements refers to changes in 2006, in Citigroup’s methods of accounting for defined benefit pensions and other postretirement benefits, stock-based compensation, certain hybrid financial instruments and servicing of financial assets, and in 2005, in Citigroup’s method of accounting for conditional asset retirement obligations associated with operating leases.

000,000 Capital Securities

Citigroup Capital

  % Enhanced Trust Preferred Securities (Enhanced TRUPS®)

$ Liquidation Amount
Guaranteed to the extent set forth herein by
Citigroup Inc.

PROSPECTUS
          , 20

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by the Registrants in connection with the Securities being registered hereby. All of the fees set forth below are estimates.

Commission Registration Fee	$	*
Accounting Fees		150,000
Trustees’ Fees and Expenses		80,000
Printing and Engraving Fees		200,000
Rating Agency Fees		600,000
NASD Fee		75,500
Legal Fees and Expenses		250,000
Stock Exchange Listing Fees		100,000
Total		$1,455,500

*	Deferred in accordance with Rule 456(b) and 457(r) of the Securities Act of 1933, as amended.

Item 15.	Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or DGCL, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by the majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith and that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized and ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145. Section Four of Article IV of Citigroup’s By-Laws provides that Citigroup shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

Citigroup also provides liability insurance for its directors and officers which provides for coverage against loss from claims made against directors and officers in their capacity as such, including, subject to certain exceptions, liabilities under the federal securities laws.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article Tenth of Citigroup’s Restated Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

The Declaration of each of the Citigroup Trusts provides that no Institutional Trustee or any of its affiliates, Delaware Trustee or any of its affiliates, or officer, director, shareholder, member, partner, employee, representative custodian, nominee or agent of the Institutional Trustee or the Delaware Trustee (each a “Fiduciary Indemnified Person”), and no Regular Trustee, affiliate of any Regular Trustee, or any officer, director, shareholder, member, partner, employee, representative or agent of any Regular Trustee, or any employee or agent of such Citigroup Trust or its affiliates (each a “Company Indemnified Person”) shall be liable, responsible or accountable in damages or otherwise to such Citigroup Trust, any affiliate of such Citigroup Trust or any holder of securities issued by such Citigroup Trust, or to any officer, director, shareholder, partner, member, representative, employee or agent of such Citigroup Trust or its Affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Fiduciary Indemnified Person or Company Indemnified Person in good faith on behalf of such Citigroup Trust and in a manner such Fiduciary Indemnified Person or Company Indemnified Person reasonably believed to be within the scope of the authority conferred on such Fiduciary Indemnified Person or Company Indemnified Person by such Declaration or by law, except that a Fiduciary Indemnified Person or Company Indemnified Person shall be liable for any loss, damage, or claim incurred by reason of such Fiduciary Indemnified Person’s or

Company Indemnified Person’s gross negligence (or in the case of a Fiduciary Indemnified Person, negligence) or willful misconduct with respect to such acts or omissions. The Declaration of each Citigroup Trust also provides that, to the full extent permitted by law, Citigroup shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in right of such Citigroup Trust) by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Citigroup Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Declaration of each Citigroup Trust also provides that to the full extent permitted by law, Citigroup shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of such Citigroup Trust to procure a judgment in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Citigroup Trust and except that no indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to the Citigroup Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper. The Declaration of each Citigroup Trust further provides that expenses (including attorneys’ fees) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in the immediately preceding two sentences shall be paid by Citigroup in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by Citigroup as authorized in the Declaration.

The directors and officers of Citigroup and the Regular Trustee are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by Citigroup or the Citigroup Trusts. Any agents, dealers or underwriters who execute any underwriting or distribution agreement relating to securities offered pursuant to this Registration Statement will agree to indemnify Citigroup’s directors and their officers and the Citigroup Trustees who signed the Registration Statement against certain liabilities that may arise under the Securities Act with respect to information furnished to Citigroup or any of the Citigroup Trusts by or on behalf of such indemnifying party.

For the undertaking with respect to indemnification, see Item 17 herein.

See the form of Underwriting Agreement filed as Exhibit 1.01 for certain indemnification provisions.

Item 16.	Exhibits.

Exhibit
Number		Description

1.01	—	Form of Underwriting Agreement for Enhanced Capital Securities.*
4.01	—	Form of Junior Subordinated Debt Indenture between Citigroup and The Bank of New York, as trustee.*
4.02	—	Certificate of Trust of Citigroup Capital XX.*
4.03	—	Certificate of Trust of Citigroup Capital XXI.*
4.04	—	Certificate of Trust of Citigroup Capital XXII.*
4.05	—	Certificate of Trust of Citigroup Capital XXIII.†
4.06	—	Certificate of Trust of Citigroup Capital XXIV.†
4.07	—	Certificate of Trust of Citigroup Capital XXV.†

Exhibit
Number		Description

4.08	—	Certificate of Trust of Citigroup Capital XXVI.†
4.09	—	Certificate of Trust of Citigroup Capital XXVII.†
4.10	—	Certificate of Trust of Citigroup Capital XXVIII.†
4.11	—	Certificate of Trust of Citigroup Capital XXIX.†
4.12	—	Certificate of Trust of Citigroup Capital XXX.†
4.13	—	Certificate of Trust of Citigroup Capital XXXI.†
4.14	—	Certificate of Trust of Citigroup Capital XXXII.†
4.15	—	Form of Amended and Restated Declaration of Trust for Enhanced Capital Securities for Citigroup Capital XX.*
4.16	—	Form of Amended and Restated Declaration of Trust for Enhanced Capital Securities for Citigroup Capital XXI.*
4.17	—	Form of Amended and Restated Declaration of Trust for Enhanced Capital Securities for Citigroup Capital XXII.*
4.18	—	Form of Amended and Restated Declaration of Trust for Enhanced Capital Securities for Citigroup Capital XXIII.†
4.19	—	Form of Amended and Restated Declaration of Trust for Enhanced Capital Securities for Citigroup Capital XXIV.†
4.20	—	Form of Amended and Restated Declaration of Trust for Enhanced Capital Securities for Citigroup Capital XXV.†
4.21	—	Form of Amended and Restated Declaration of Trust for Enhanced Capital Securities for Citigroup Capital XXVI.†
4.22	—	Form of Amended and Restated Declaration of Trust for Enhanced Capital Securities for Citigroup Capital XXVII.†
4.23	—	Form of Amended and Restated Declaration of Trust for Enhanced Capital Securities for Citigroup Capital XXVIII.†
4.24	—	Form of Amended and Restated Declaration of Trust for Enhanced Capital Securities for Citigroup Capital XXIX.†
4.25	—	Form of Amended and Restated Declaration of Trust for Enhanced Capital Securities for Citigroup Capital XXX.†
4.26	—	Form of Amended and Restated Declaration of Trust for Enhanced Capital Securities for Citigroup Capital XXXI.†
4.27	—	Form of Amended and Restated Declaration of Trust for Enhanced Capital Securities for Citigroup Capital XXXII.†
4.28	—	Forms of Enhanced Capital Security for each of the Trusts (included in Exhibits 4.15-4.27).*
4.29	—	Form of Guarantee with respect to the Enhanced Capital Securities of Citigroup Capital XX.*
4.30	—	Form of Guarantee with respect to the Enhanced Capital Securities of Citigroup Capital XXI.*
4.31	—	Form of Guarantee with respect to the Enhanced Capital Securities of Citigroup Capital XXII.*
4.32	—	Form of Guarantee with respect to the Enhanced Capital Securities of Citigroup Capital XXIII.†
4.33	—	Form of Guarantee with respect to the Enhanced Capital Securities of Citigroup Capital XXIV.†
4.34	—	Form of Guarantee with respect to the Enhanced Capital Securities of Citigroup Capital XXV.†
4.35	—	Form of Guarantee with respect to the Enhanced Capital Securities of Citigroup Capital XXVI.†
4.36	—	Form of Guarantee with respect to the Enhanced Capital Securities of Citigroup Capital XXVII.†
4.37	—	Form of Guarantee with respect to the Enhanced Capital Securities of Citigroup Capital XXVIII.†
4.38	—	Form of Guarantee with respect to the Enhanced Capital Securities of Citigroup Capital XXIX.†
4.39	—	Form of Guarantee with respect to the Enhanced Capital Securities of Citigroup Capital XXX.†
4.40	—	Form of Guarantee with respect to the Enhanced Capital Securities of Citigroup Capital XXXI.†

Exhibit
Number		Description

4.41	—	Form of Guarantee with respect to the Enhanced Capital Securities of Citigroup Capital XXXII.†
4.42	—	Form of Junior Subordinated Debt Securities (included in Exhibit 4.01).*
5.01	—	Opinion of Michael S. Zuckert, Esq.†
5.02	—	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.†
8.01	—	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to certain tax matters will be filed as an Exhibit to a Current Report on Form 8-K and incorporated herein by reference.
12.01	—	Calculation of Ratio of Income to Fixed Charges (incorporated by reference to Exhibit 12.01 to Citigroup’s Quarterly Report on Form 10-Q for the period ended September 30, 2007).
12.02	—	Calculation of Ratio of Income to Fixed Charges Including Preferred Stock Dividends (incorporated by reference to Exhibit 12.02 to Citigroup’s Quarterly Report on Form 10-Q for the period ended September 30, 2007).
23.01	—	Consent of KPMG LLP, Independent Registered Public Accounting Firm.†
23.02	—	Consent of Michael S. Zuckert, Esq. (included in Exhibit 5.01).†
23.03	—	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.02).†
24.01	—	Powers of Attorney of certain Directors.*
25.01	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as trustee under the Junior Subordinated Debt Indenture.†
25.02	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Declaration of Trust of Citigroup Capital XX.†
25.03	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Declaration of Trust of Citigroup Capital XXI.†
25.04	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Declaration of Trust of Citigroup Capital XXII.†
25.05	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Declaration of Trust of Citigroup Capital XXIII.†
25.06	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Declaration of Trust of Citigroup Capital XXIV.†
25.07	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Declaration of Trust of Citigroup Capital XXV.†
25.08	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Declaration of Trust of Citigroup Capital XXVI.†
25.09	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Declaration of Trust of Citigroup Capital XXVII.†
25.10	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Declaration of Trust of Citigroup Capital XXVIII.†
25.11	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Declaration of Trust of Citigroup Capital XXIX.†
25.12	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Declaration of Trust of Citigroup Capital XXX.†
25.13	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Declaration of Trust of Citigroup Capital XXXI.†
25.14	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Declaration of Trust of Citigroup Capital XXXII.†
25.15	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Guarantee Trustee under the Enhanced Capital Securities Guarantee of Citigroup Inc. for the benefit of holders of Enhanced Capital Securities of Citigroup Capital XX.†

Exhibit
Number		Description

25.16	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Guarantee Trustee under the Enhanced Capital Securities Guarantee of Citigroup Inc. for the benefit of holders of Enhanced Capital Securities of Citigroup Capital XXI.†
25.17	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Guarantee Trustee under the Enhanced Capital Securities Guarantee of Citigroup Inc. for the benefit of holders of Enhanced Capital Securities of Citigroup Capital XXII.†
25.18	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Guarantee Trustee under the Enhanced Capital Securities Guarantee of Citigroup Inc. for the benefit of holders of Enhanced Capital Securities of Citigroup Capital XXIII.†
25.19	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Guarantee Trustee under the Enhanced Capital Securities Guarantee of Citigroup Inc. for the benefit of holders of Enhanced Capital Securities of Citigroup Capital XXIV.†
25.20	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Guarantee Trustee under the Enhanced Capital Securities Guarantee of Citigroup Inc. for the benefit of holders of Enhanced Capital Securities of Citigroup Capital XXV.†
25.21	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Guarantee Trustee under the Enhanced Capital Securities Guarantee of Citigroup Inc. for the benefit of holders of Enhanced Capital Securities of Citigroup Capital XXVI.†
25.22	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Guarantee Trustee under the Enhanced Capital Securities Guarantee of Citigroup Inc. for the benefit of holders of Enhanced Capital Securities of Citigroup Capital XXVII.†
25.23	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Guarantee Trustee under the Enhanced Capital Securities Guarantee of Citigroup Inc. for the benefit of holders of Enhanced Capital Securities of Citigroup Capital XXVIII.†
25.24	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Guarantee Trustee under the Enhanced Capital Securities Guarantee of Citigroup Inc. for the benefit of holders of Enhanced Capital Securities of Citigroup Capital XXIX.†
25.25	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Guarantee Trustee under the Enhanced Capital Securities Guarantee of Citigroup Inc. for the benefit of holders of Enhanced Capital Securities of Citigroup Capital XXX.†
25.26	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Guarantee Trustee under the Enhanced Capital Securities Guarantee of Citigroup Inc. for the benefit of holders of Enhanced Capital Securities of Citigroup Capital XXXI.†
25.27	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Guarantee Trustee under the Enhanced Capital Securities Guarantee of Citigroup Inc. for the benefit of holders of Enhanced Capital Securities of Citigroup Capital XXXII.†

*	Previously filed

†	Filed herewith.

Item 17.	Undertakings.

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

II-6.1

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of Citigroup Inc.’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(6)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers and controlling persons of each Registrant pursuant to the provisions described in Item 15 above, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Citigroup Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on November 23, 2007.

CITIGROUP INC.

By:	/s/ Gary Crittenden
Name: Gary Crittenden

Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement or Amendment thereto has been signed below by the following persons in the capacities indicated on November 23, 2007.

Signatures

/s/ SIR WINFRIED F.W. BISCHOFF Sir Winfried F.W. Bischoff	Interim Chief Executive Officer (Principal Executive Officer)

/s/ GARY CRITTENDEN Gary Crittenden	Chief Financial Officer (Principal Financial Officer)

/s/ JOHN C. GERSPACH John C. Gerspach	Controller and Chief Accounting Officer (Principal Accounting Officer)

* C. Michael Armstrong	Director

/s/ ALAIN J.P. BELDA Alain J.P. Belda	Director

/s/ GEORGE DAVID George David	Director

/s/ KENNETH T. DERR Kenneth T. Derr	Director

* John M. Deutch	Director

/s/ ROBERTO HERNÁNDEZ RAMIREZ Roberto Hernández Ramirez	Director

* Andrew N. Liveris	Director

Signatures

* Anne M. Mulcahy		Director

* Richard D. Parsons		Director

* Judith Rodin		Director

/s/ ROBERT E. RUBIN Robert E. Rubin		Director

/s/ ROBERT L. RYAN Robert L. Ryan		Director

* Franklin A. Thomas		Director

*By:	/s/ MICHAEL S. HELFER Michael S. Helfer	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of Citigroup Capital XX, Citigroup Capital XXI, Citigroup Capital XXII, Citigroup Capital XXIII, Citigroup Capital XXIV, Citigroup Capital XXV, Citigroup Capital XXVI and Citigroup Capital XXVII, Citigroup Capital XXVIII, Citigroup Capital XXIX, Citigroup Capital XXX, Citigroup Capital XXXI, and Citigroup Capital XXXII certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on November 23, 2007.

CITIGROUP CAPITAL XX

By:	/s/ JOHN GERSPACH
John Gerspach, as Trustee

By:	/s/ ERIC L. WENTZEL
Eric L. Wentzel, as Trustee

By:	/s/ SAUL ROSEN
Saul Rosen, as Trustee

CITIGROUP CAPITAL XXI

By:	/s/ JOHN GERSPACH
John Gerspach, as Trustee

By:	/s/ ERIC L. WENTZEL
Eric L. Wentzel, as Trustee

By:	/s/ SAUL ROSEN
Saul Rosen, as Trustee

CITIGROUP CAPITAL XXII

By:	/s/ JOHN GERSPACH
John Gerspach, as Trustee

By:	/s/ ERIC L. WENTZEL
Eric L. Wentzel, as Trustee

By:	/s/ SAUL ROSEN
Saul Rosen, as Trustee

CITIGROUP CAPITAL XXIII

By:	/s/ JOHN GERSPACH
John Gerspach, as Trustee

By:	/s/ ERIC L. WENTZEL
Eric L. Wentzel, as Trustee

By:	/s/ SAUL ROSEN
Saul Rosen, as Trustee

CITIGROUP CAPITAL XXIV

By:	/s/ JOHN GERSPACH
John Gerspach, as Trustee

By:	/s/ ERIC L. WENTZEL
Eric L. Wentzel, as Trustee

By:	/s/ SAUL ROSEN
Saul Rosen, as Trustee

CITIGROUP CAPITAL XXV

By:	/s/ JOHN GERSPACH
John Gerspach, as Trustee

By:	/s/ ERIC L. WENTZEL
Eric L. Wentzel, as Trustee

By:	/s/ SAUL ROSEN
Saul Rosen, as Trustee

CITIGROUP CAPITAL XXVI

By:	/s/ JOHN GERSPACH
John Gerspach, as Trustee

By:	/s/ ERIC L. WENTZEL
Eric L. Wentzel, as Trustee

By:	/s/ SAUL ROSEN
Saul Rosen, as Trustee

CITIGROUP CAPITAL XXVII

By:	/s/ JOHN GERSPACH
John Gerspach, as Trustee

By:	/s/ ERIC L. WENTZEL
Eric L. Wentzel, as Trustee

By:	/s/ SAUL ROSEN
Saul Rosen, as Trustee

CITIGROUP CAPITAL XXVIII

By:	/s/ JOHN GERSPACH
John Gerspach, as Trustee

By:	/s/ ERIC L. WENTZEL
Eric L. Wentzel, as Trustee

By:	/s/ SAUL ROSEN
Saul Rosen, as Trustee

CITIGROUP CAPITAL XXXI

By:	/s/ JOHN GERSPACH
John Gerspach, as Trustee

By:	/s/ ERIC L. WENTZEL
Eric L. Wentzel, as Trustee

By:	/s/ SAUL ROSEN
Saul Rosen, as Trustee

CITIGROUP CAPITAL XXX

By:	/s/ JOHN GERSPACH
John Gerspach, as Trustee

By:	/s/ ERIC L. WENTZEL
Eric L. Wentzel, as Trustee

By:	/s/ SAUL ROSEN
Saul Rosen, as Trustee

CITIGROUP CAPITAL XXXI

By:	/s/ JOHN GERSPACH
John Gerspach, as Trustee

By:	/s/ ERIC L. WENTZEL
Eric L. Wentzel, as Trustee

By:	/s/ SAUL ROSEN
Saul Rosen, as Trustee

CITIGROUP CAPITAL XXXII

By:	/s/ JOHN GERSPACH
John Gerspach, as Trustee

By:	/s/ ERIC L. WENTZEL
Eric L. Wentzel, as Trustee

By:	/s/ SAUL ROSEN
Saul Rosen, as Trustee

CITIGROUP CAPITAL XXXII

By:	/s/ JOHN GERSPACH
John Gerspach, as Trustee

By:	/s/ ERIC L. WENTZEL
Eric L. Wentzel, as Trustee

By:	/s/ SAUL ROSEN
Saul Rosen, as Trustee

EXHIBIT INDEX

Exhibit
Number		Description

1.01	—	Form of Underwriting Agreement for Enhanced Capital Securities.*
4.01	—	Form of Junior Subordinated Debt Indenture between Citigroup and The Bank of New York, as trustee.*
4.02	—	Certificate of Trust of Citigroup Capital XX.*
4.03	—	Certificate of Trust of Citigroup Capital XXI.*
4.04	—	Certificate of Trust of Citigroup Capital XXII.*
4.05	—	Certificate of Trust of Citigroup Capital XXIII.†
4.06	—	Certificate of Trust of Citigroup Capital XXIV.†
4.07	—	Certificate of Trust of Citigroup Capital XXV.†
4.08	—	Certificate of Trust of Citigroup Capital XXVI.†
4.09	—	Certificate of Trust of Citigroup Capital XXVII.†
4.10	—	Certificate of Trust of Citigroup Capital XXVIII.†
4.11	—	Certificate of Trust of Citigroup Capital XXIX.†
4.12	—	Certificate of Trust of Citigroup Capital XXX.†
4.13	—	Certificate of Trust of Citigroup Capital XXXI.†
4.14	—	Certificate of Trust of Citigroup Capital XXXII.†
4.15	—	Form of Amended and Restated Declaration of Trust for Enhanced Capital Securities for Citigroup Capital XX.*
4.16	—	Form of Amended and Restated Declaration of Trust for Enhanced Capital Securities for Citigroup Capital XXI.*
4.17	—	Form of Amended and Restated Declaration of Trust for Enhanced Capital Securities for Citigroup Capital XXII.*
4.18	—	Form of Amended and Restated Declaration of Trust for Enhanced Capital Securities for Citigroup Capital XXIII.†
4.19	—	Form of Amended and Restated Declaration of Trust for Enhanced Capital Securities for Citigroup Capital XXIV.†
4.20	—	Form of Amended and Restated Declaration of Trust for Enhanced Capital Securities for Citigroup Capital XXV.†
4.21	—	Form of Amended and Restated Declaration of Trust for Enhanced Capital Securities for Citigroup Capital XXVI.†
4.22	—	Form of Amended and Restated Declaration of Trust for Enhanced Capital Securities for Citigroup Capital XXVII.†
4.23	—	Form of Amended and Restated Declaration of Trust for Enhanced Capital Securities for Citigroup Capital XXVIII.†
4.24	—	Form of Amended and Restated Declaration of Trust for Enhanced Capital Securities for Citigroup Capital XXIX.†
4.25	—	Form of Amended and Restated Declaration of Trust for Enhanced Capital Securities for Citigroup Capital XXX.†
4.26	—	Form of Amended and Restated Declaration of Trust for Enhanced Capital Securities for Citigroup Capital XXXI.†
4.27	—	Form of Amended and Restated Declaration of Trust for Enhanced Capital Securities for Citigroup Capital XXXII.†
4.28	—	Forms of Enhanced Capital Security for each of the Trusts (included in Exhibits 4.15-4.27).*
4.29	—	Form of Guarantee with respect to the Enhanced Capital Securities of Citigroup Capital XX.*
4.30	—	Form of Guarantee with respect to the Enhanced Capital Securities of Citigroup Capital XXI.*
4.31	—	Form of Guarantee with respect to the Enhanced Capital Securities of Citigroup Capital XXII.*
4.32	—	Form of Guarantee with respect to the Enhanced Capital Securities of Citigroup Capital XXIII.†

Exhibit
Number		Description

4.33	—	Form of Guarantee with respect to the Enhanced Capital Securities of Citigroup Capital XXIV.†
4.34	—	Form of Guarantee with respect to the Enhanced Capital Securities of Citigroup Capital XXV.†
4.35	—	Form of Guarantee with respect to the Enhanced Capital Securities of Citigroup Capital XXVI.†
4.36	—	Form of Guarantee with respect to the Enhanced Capital Securities of Citigroup Capital XXVII.†
4.37	—	Form of Guarantee with respect to the Enhanced Capital Securities of Citigroup Capital XXVIII.†
4.38	—	Form of Guarantee with respect to the Enhanced Capital Securities of Citigroup Capital XXIX.†
4.39	—	Form of Guarantee with respect to the Enhanced Capital Securities of Citigroup Capital XXX.†
4.40	—	Form of Guarantee with respect to the Enhanced Capital Securities of Citigroup Capital XXXI.†
4.41	—	Form of Guarantee with respect to the Enhanced Capital Securities of Citigroup Capital XXXII.†
4.42	—	Form of Junior Subordinated Debt Securities (included in Exhibit 4.01).*
5.01	—	Opinion of Michael S. Zuckert, Esq.†
5.02	—	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.†
8.01	—	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to certain tax matters will be filed as an Exhibit to a Current Report on Form 8-K and incorporated herein by reference.
12.01	—	Calculation of Ratio of Income to Fixed Charges (incorporated by reference to Exhibit 12.01 to Citigroup’s Quarterly Report on Form 10-Q for the period ended September 30, 2007).
12.02	—	Calculation of Ratio of Income to Fixed Charges Including Preferred Stock Dividends (incorporated by reference to Exhibit 12.02 to Citigroup’s Quarterly Report on Form 10-Q for the period ended September 30, 2007).
23.01	—	Consent of KPMG LLP, Independent Registered Public Accounting Firm.†
23.02	—	Consent of Michael S. Zuckert, Esq. (included in Exhibit 5.01).†
23.03	—	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.02).†
24.01	—	Powers of Attorney of certain Directors.*
25.01	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as trustee under the Junior Subordinated Debt Indenture.†
25.02	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Declaration of Trust of Citigroup Capital XX.†
25.03	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Declaration of Trust of Citigroup Capital XXI.†
25.04	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Declaration of Trust of Citigroup Capital XXII.†
25.05	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Declaration of Trust of Citigroup Capital XXIII.†
25.06	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Declaration of Trust of Citigroup Capital XXIV.†
25.07	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Declaration of Trust of Citigroup Capital XXV.†
25.08	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Declaration of Trust of Citigroup Capital XXVI.†
25.09	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Declaration of Trust of Citigroup Capital XXVII.†
25.10	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Declaration of Trust of Citigroup Capital XXVIII.†
25.11	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Declaration of Trust of Citigroup Capital XXIX.†
25.12	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Declaration of Trust of Citigroup Capital XXX.†
25.13	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Declaration of Trust of Citigroup Capital XXXI.†

Exhibit
Number		Description

25.14	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Declaration of Trust of Citigroup Capital XXXII.†
25.15	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Guarantee Trustee under the Enhanced Capital Securities Guarantee of Citigroup Inc. for the benefit of holders of Enhanced Capital Securities of Citigroup Capital XX.†
25.16	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Guarantee Trustee under the Enhanced Capital Securities Guarantee of Citigroup Inc. for the benefit of holders of Enhanced Capital Securities of Citigroup Capital XXI.†
25.17	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Guarantee Trustee under the Enhanced Capital Securities Guarantee of Citigroup Inc. for the benefit of holders of Enhanced Capital Securities of Citigroup Capital XXII.†
25.18	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Guarantee Trustee under the Enhanced Capital Securities Guarantee of Citigroup Inc. for the benefit of holders of Enhanced Capital Securities of Citigroup Capital XXIII.†
25.19	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Guarantee Trustee under the Enhanced Capital Securities Guarantee of Citigroup Inc. for the benefit of holders of Enhanced Capital Securities of Citigroup Capital XXIV.†
25.20	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Guarantee Trustee under the Enhanced Capital Securities Guarantee of Citigroup Inc. for the benefit of holders of Enhanced Capital Securities of Citigroup Capital XXV.†
25.21	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Guarantee Trustee under the Enhanced Capital Securities Guarantee of Citigroup Inc. for the benefit of holders of Enhanced Capital Securities of Citigroup Capital XXVI.†
25.22	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Guarantee Trustee under the Enhanced Capital Securities Guarantee of Citigroup Inc. for the benefit of holders of Enhanced Capital Securities of Citigroup Capital XXVII.†
25.23	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Guarantee Trustee under the Enhanced Capital Securities Guarantee of Citigroup Inc. for the benefit of holders of Enhanced Capital Securities of Citigroup Capital XXVIII.†
25.24	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Guarantee Trustee under the Enhanced Capital Securities Guarantee of Citigroup Inc. for the benefit of holders of Enhanced Capital Securities of Citigroup Capital XXIX.†
25.25	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Guarantee Trustee under the Enhanced Capital Securities Guarantee of Citigroup Inc. for the benefit of holders of Enhanced Capital Securities of Citigroup Capital XXX.†
25.26	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Guarantee Trustee under the Enhanced Capital Securities Guarantee of Citigroup Inc. for the benefit of holders of Enhanced Capital Securities of Citigroup Capital XXXI.†
25.27	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Guarantee Trustee under the Enhanced Capital Securities Guarantee of Citigroup Inc. for the benefit of holders of Enhanced Capital Securities of Citigroup Capital XXXII.†

*	Previously filed

†	Filed herewith.